 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 7, 1995

                                                  REGISTRATION NO. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                      UNION TEXAS PETROLEUM HOLDINGS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   DELAWARE                                     76-0040040
       (STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
        INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NUMBER)

                            1330 POST OAK BOULEVARD
                              HOUSTON, TEXAS 77056
                                 (713) 623-6544

  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             NEWTON W. WILSON, III
          GENERAL COUNSEL, VICE PRESIDENT-ADMINISTRATION AND SECRETARY
                            1330 POST OAK BOULEVARD
                              HOUSTON, TEXAS 77056
                                 (713) 623-6544

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:

                MARK ZVONKOVIC
           CHRISTINE B. LAFOLLETTE                            JOHN B. TEHAN
            ANDREWS & KURTH L.L.P.                      SIMPSON THACHER & BARTLETT
             425 LEXINGTON AVENUE                          425 LEXINGTON AVENUE
           NEW YORK, NEW YORK 10017                      NEW YORK, NEW YORK 10017
                (212) 850-2800                                (212) 455-2000

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /X/

                        CALCULATION OF REGISTRATION FEE

=====================================================================================================
                                              PROPOSED MAXIMUM
       TITLE OF EACH                           OFFERING PRICE   PROPOSED MAXIMUM
    CLASS OF SECURITIES          AMOUNT             PER            AGGREGATE          AMOUNT OF
     TO BE REGISTERED       TO BE REGISTERED  DEBT SECURITY(1)   OFFERING PRICE(1)  REGISTRATION FEE
-----------------------------------------------------------------------------------------------------
Debt Securities(2).........  U.S. $100,000,000       100%       U.S. $100,000,000      $34,483
=====================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(2) There are being registered hereunder an indeterminate amount of Debt Securities. If any Debt Securities are being issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed U.S. $100,000,000, less the dollar amount of any securities previously issued hereunder. In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed U.S. $100,000,000, or its equivalent if some or all of the securities are denominated in one or more foreign currencies.
                            ------------------------

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

***************************************************************************
*                                                                         *
*  Information contained herein is subject to completion or amendment. A  *
*  registration statement relating to these Securities has been filed     *
*  with the Securities and Exchange Commission. These securities may not  *
*  be sold nor may offers to buy be accepted prior to the time the        *
*  Registration Statement becomes effective. This Prospectus shall not    *
*  constitute an offer to sell or the solicitation of an offer to buy     *
*  nor shall there be any sale of these securities in any state in which  *
*  such offer, solicitation or sale would be unlawful prior to            *
*  registration or qualification under the securities laws of any such    *
*  state.                                                                 *
*                                                                         *
***************************************************************************


SUBJECT TO COMPLETION, DATED NOVEMBER 7, 1995
PROSPECTUS SUPPLEMENT

(To Prospectus Dated             , 1995)

U.S. $100,000,000                                                                       [UNION TEXAS LOGO]
UNION TEXAS PETROLEUM HOLDINGS, INC.
MEDIUM-TERM NOTES, SERIES A

DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

Union Texas Petroleum Holdings, Inc. (the "Company") may offer from time to time its Medium-Term Notes, Series A (the "Notes"), having an aggregate initial offering price of up to U.S. $100,000,000 or the equivalent thereof in other currencies or currency units, as such amount shall be reduced by the aggregate initial offering price of any other Debt Securities issued by the Company, whether inside or outside of the United States, pursuant to the Registration Statement of which the accompanying Prospectus is a part. See "Plan of Distribution." The Notes may be denominated in U.S. dollars or in such foreign currencies or currency units as may be designated by the Company (the "Specified Currency"). The Notes will be unsecured obligations of the Company. As specified in a pricing supplement (a "Pricing Supplement") to this Prospectus Supplement, the Notes will mature on any day nine months or more from the date of issue, which maturity date may be subject to extension as agreed upon by the Company and the purchaser. The Notes may be redeemed at any time prior to maturity, at the option of the Company, in whole or in part, at a price (except for Original Issue Discount Notes) equal to 100% of their principal amount plus accrued interest plus, with respect to Fixed Rate Notes, a Make-Whole Premium calculated by reference to the then-prevailing Treasury Yield and the remaining life of the Notes, but the Notes will not be subject to repayment at the option of the holder, except to the extent otherwise specified herein or in the applicable Pricing Supplement. See "Description of Medium-Term Notes, Series
A -- Redemption and Repayment."

                                                   (Continued on following page)

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT, ANY PRICING SUPPLEMENT HERETO OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

----------------------------------------------------------------------------------------------------------
                              PRICE TO             AGENTS' DISCOUNTS          PROCEEDS TO
                              PUBLIC(1)(2)         AND COMMISSIONS(2)         COMPANY(2)(3)
Per Note...................   100%                 .125%-.750%                99.875%-99.250%
Total(4)...................   U.S. $100,000,000    U.S. $125,000-$750,000     U.S. $99,875,000-$99,250,000
----------------------------------------------------------------------------------------------------------

(1) Unless otherwise specified in the applicable Pricing Supplement, the Notes will be issued at 100% of their principal amount.

(2) The Company will pay a commission to Salomon Brothers Inc, BA Securities, Inc., NationsBanc Capital Markets, Inc. and UBS Securities Inc., each as Agent (collectively, the "Agents"), in the form of a discount, ranging from .125% to .750% of the principal amount of any Note, depending upon maturity up to and including 30 years, and as agreed upon at the time of sale for Notes with maturities greater than 30 years, sold through such Agent, and may sell Notes to any Agent at a discount for resale to investors or other purchasers at varying prices related to prevailing market prices at the time of resale to be determined by such Agent or, if so agreed, at a fixed public offering price. See "Plan of Distribution." Unless otherwise indicated in the applicable Pricing Supplement, any Note sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note of identical maturity and may be resold by such Agent. No commission will be payable on any sales made directly by the Company.

(3) Before deducting other expenses payable by the Company estimated at up to U.S. $350,000 including reimbursement of certain expenses of the Agents.

(4) Or, in the case of Notes not denominated in U.S. dollars, the equivalent thereof in the Specified Currency.

The Notes are being offered on a continuous basis by the Company through the Agents, each of whom has agreed to use its reasonable best efforts to solicit purchases of the Notes. The Company has reserved the right to sell the Notes directly on its own behalf. The Notes may also be sold to any of the Agents acting as principal for its own account or for resale to investors or other purchasers. Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be listed on any securities exchange, and there can be no assurance that the Notes offered by this Prospectus Supplement will be sold or that there will be a secondary market for the Notes. The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice. The Company or any of the Agents may reject any offer in whole or in part. See "Plan of Distribution."

SALOMON BROTHERS INC
                    BA SECURITIES, INC.
                                  NATIONSBANC CAPITAL MARKETS, INC.
                                                             UBS SECURITIES INC.
The date of this Prospectus Supplement is             , 1995

                                                  (Continued from previous page)

The interest rate on, or interest formula for, the Notes will be established by the Company from time to time and will be set forth therein and specified in the applicable Pricing Supplement. The Notes will bear interest at fixed rates (the "Fixed Rate Notes"), which may be zero in the case of certain Notes issued with original issue discount ("Original Issue Discount Notes"), or at floating rates (the "Floating Rate Notes"). The applicable Pricing Supplement will specify whether a Floating Rate Note is a Regular Floating Rate Note, a Floating Rate/Fixed Rate Note or an Inverse Floating Rate Note and the rate of interest thereon as determined by reference to one or more of the CD Rate, the CMT Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR, the Prime Rate, the Treasury Rate (each, an "Interest Rate Basis") or any other interest rate basis or formula as selected by the purchasers and agreed to by the Company, and as adjusted by the Spread and/or Spread Multiplier, if any, applicable to such Notes. Unless otherwise specified in the applicable Pricing Supplement, interest on each Fixed Rate Note will accrue from its date of issue and will be payable semiannually in arrears on June 15 and December 15 of each year and at maturity. Unless otherwise specified in the applicable Pricing Supplement, interest on each Floating Rate Note will accrue from its date of issue and will be payable in arrears. See "Description of Medium-Term Notes, Series A -- Payment of Principal and Interest." A Note may be issued as an amortizing note (an "Amortizing Note") on which a portion or all of the principal amount is payable prior to maturity in accordance with a schedule, by application of a formula or by reference to an index. A Note may be issued as an indexed note (an "Indexed Note") on which the amount of any interest payment, in the case of an Indexed Rate Note, and/or the principal amount payable at maturity, in the case of an Indexed Principal Note, will be determined by reference to the level of prices, or changes in prices, or differences between prices, of securities, currencies, intangibles, goods, articles or commodities or by application of a formula. See "Description of Medium-Term Notes, Series A -- Amortizing Notes" and "-- Indexed Notes."

The Specified Currency, interest rates, interest rate formulae, the Spread and/or Spread Multiplier, if any, applicable to such Notes, and such other variable terms are subject to change by the Company, but no such change will affect any Note theretofore issued or as to which an offer to purchase has been accepted by the Company.

The Notes will be issued only in fully registered form in denominations of U.S. $1,000 or the equivalent thereof in the Specified Currency (rounded down to an integral multiple of 1,000 units of such Specified Currency), or any amount in excess thereof that is an integral multiple of U.S. $1,000 or 1,000 units of the Specified Currency. Unless otherwise specified in the applicable Pricing Supplement, each Note will be represented either by a global note ("Global Note") deposited with, or on behalf of, The Depository Trust Company, New York, New York (the "Depositary"), and registered in the name of the Depositary or a nominee of the Depositary (a "Book-Entry Note"), or by a certificate issued in definitive form (a "Certificated Note"), as set forth in the applicable Pricing Supplement. Beneficial interests in Global Notes representing Book-Entry Notes will be shown on, and transfers will be effected only through, records maintained by the Depositary with respect to its participants' interests and by the Depositary's participants. Book-Entry Notes will not be issuable as Certificated Notes except under the circumstances described under "Description of Medium-Term Notes, Series A -- Book-Entry System" or as otherwise set forth on the applicable Pricing Supplement.

The Notes may be issued as Senior Notes or Subordinated Notes. Subordinated Notes will be subordinated to all Senior Indebtedness of the Company. See "Description of the Debt Securities" in the accompanying Prospectus.

     IN CONNECTION WITH THE OFFERING OF THE NOTES, THE AGENTS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                    IMPORTANT CURRENCY EXCHANGE INFORMATION

     Purchasers are required to pay for the Notes in the Specified Currency, and payments of principal of (and premium, if any) and any interest on such Notes will be made in the Specified Currency, unless otherwise provided in the applicable Pricing Supplement. Currently, there are limited facilities in the United States for the conversion of U.S. dollars into foreign currencies or currency units, and vice versa, and few banks offer non-U.S. dollar denominated checking or savings account facilities in the United States. However, if requested by a prospective purchaser of Notes denominated in a Specified Currency other than U.S. dollars, the Agent soliciting the offer to purchase will arrange for the conversion of U.S. dollars into such Specified Currency to enable the purchaser to pay for such Notes. Such request must be made on or before the fifth Business Day (as defined below) preceding the date of delivery of the Notes, or by such other date as determined by such Agent. Each such conversion will be made by the relevant Agent on such terms and subject to such conditions, limitations and charges as such Agent may from time to time establish in accordance with its regular foreign exchange practice. All costs of exchange will be borne by purchasers of the Notes.

     References herein to "U.S. dollars," "dollars," "U.S. $" or "$" are to the currency of the United States of America.

                   DESCRIPTION OF MEDIUM-TERM NOTES, SERIES A

     The information herein concerning the Notes should be read in conjunction with the statements under Description of the Debt Securities in the accompanying Prospectus (the "Prospectus"), to which description reference is hereby made. The particular terms of any Note offered will be described in the applicable Pricing Supplement. The terms and conditions set forth in this Prospectus Supplement will apply to each Note unless otherwise specified in the applicable Pricing Supplement and such Note. Capitalized terms used herein and not defined have the meanings given to them in the Indenture dated as of March 15, 1995, as amended (the "Senior Indenture"), between the Company and The First National Bank of Chicago, as trustee, and the Indenture to be entered into (the "Subordinated Indenture") between the Company and The First National Bank of Chicago, as trustee. The Senior Indenture and the Subordinated Indenture are sometimes referred to herein collectively as the "Indentures" and individually as an "Indenture." The First National Bank of Chicago, as trustee under each of the Indentures (and any successor thereto under each Indenture), is referred to herein as the Trustee.

GENERAL

     The Notes are to be issued under Registration Statement No. 33-       (the
"Registration Statement") pursuant to which the Company has registered the sale of Debt Securities (as defined in the Prospectus) having an aggregate initial offering price of up to U.S. $100,000,000. The Notes issuable pursuant to this Prospectus Supplement may be issued as Senior Notes or Subordinated Notes. The Notes constitute separate series of Debt Securities under each of the Indentures, and the aggregate of Senior Notes and Subordinated Notes offered hereby is limited to up to U.S. $100,000,000 aggregate initial offering price (or the equivalent thereof in other currencies or currency units), as such amount may be reduced by any other Offered Debt Securities (as defined in the Prospectus) issued by the Company pursuant to the Registration Statement (see "Plan of Distribution"). For a description of the rights attaching to different series of Debt Securities under the applicable Indenture, see "Description of the Debt Securities" in the Prospectus.

     Notes will be issued in fully registered form only. Each Note will be issued initially as either a Book-Entry Note (which is a Book Entry Security as defined in the Indentures) or a Certificated Note under the applicable Indenture. Except as set forth under "-- Book-Entry System" below, Book-Entry Notes will not be issuable as Certificated Notes. It is currently anticipated that only Notes denominated in U.S. dollars will be issued as Book-Entry Notes. Notes denominated in U.S. dollars will be issued in denominations of U.S. $1,000 or any amount in excess thereof which is a multiple of U.S. $1,000. Unless otherwise specified in a Pricing Supplement, Notes denominated in a Specified Currency other than U.S. dollars will be issued in equivalent denominations of the Specified Currency, as determined by the Company by reference to the Market Exchange Rate (as defined below) on the applicable issue date, of U.S. $1,000 (rounded down to an integral multiple of 1,000 units of such Specified Currency), or any amount in excess thereof that is an integral multiple of 1,000 units of such Specified Currency. "Market Exchange Rate" means the noon buying rate in The City of New York for cable transfers of such Specified Currency, as such rate is reported or otherwise made available by the Federal Reserve Bank of New York on the applicable date; provided, however, in the case of European Currency Units ("ECUs"), Market Exchange Rate shall mean the rate of exchange determined by the Commission of the European Communities (or any successor thereto) as published in the Official Journal of the European Communities, or any successor publication, on the Business Day immediately preceding the trade date for such Notes.

     The Company has designated The First National Bank of Chicago, acting through its principal corporate trust office in The City of New York, as the registrar and transfer agent for the Notes (the "Registrar," which term includes any additional or successor Registrar appointed by the Company), as the paying agent for the Notes (the "Paying Agent," which term includes any additional or successor Paying Agent appointed by the Company). The First National Bank of Chicago is also acting as the authenticating agent for the Notes (the "Authenticating Agent," which term includes any additional or successor Authenticating Agent appointed by the Trustee). Unless otherwise specified in the applicable Pricing Supplement, The First National Bank of Chicago shall be the calculation agent (the "Calculation Agent") with respect to the Notes.

     The Notes will be unsecured obligations of the Company. The Senior Notes will rank equally with all other unsecured and unsubordinated indebtedness of the Company. The Company's obligations under the Notes will not be guaranteed by any of its subsidiaries. See "Description of the Debt Securities -- Provisions Applicable Solely to Senior Debt Securities" in the Prospectus. The Subordinated Notes will be subordinated in right of payment to the prior payment in full of the Senior Indebtedness of the Company as described under "Description of the Debt Securities -- Provisions Applicable Solely to Subordinated Debt Securities" in the Prospectus. At September 30, 1995, the Company's Senior Indebtedness aggregated U.S. $755 million, and the Company had no subordinated indebtedness. Unless otherwise specified in the applicable Pricing Supplement, the Notes will be subject to redemption, in whole or in part, prior to maturity at the option of the Company. The Notes will not be subject to repayment at the option of the holder prior to maturity or to any sinking fund, except to the extent otherwise specified in the applicable Pricing Supplement. See "-- Redemption and Repayment."

     The Notes will be offered on a continuous basis and will mature on the Stated Maturity thereof, which may be any day nine months or more from the date of issue, as selected by the purchaser and agreed to by the Company. Floating Rate Notes will mature on an Interest Payment Date (as defined below) unless otherwise specified in the applicable Pricing Supplement.

     "Business Day" means any day that is not a Saturday or Sunday and that is neither a legal holiday nor a day on which banking institutions are generally authorized or obligated by law or executive order to close in The City of New York or any other place or places where the principal of (and premium, if any) and interest on the Notes is payable and (i) with respect to LIBOR Notes (as defined below), in the City of London and (ii) with respect to Notes denominated in a Specified Currency other than U.S. dollars, in the Principal Financial Center (as defined below) of the country issuing the Specified Currency. "London Business Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market. "Principal Financial Center" means the capital city of the country issuing the Specified Currency in which any payment in respect of the Notes is to be made, or solely with respect to the calculation of LIBOR, issuing the specified Index Currency (as defined below), except that with respect to U.S. dollars, Australian dollars, Deutsche marks, Dutch guilders, Italian lire, Swiss francs and ECUs, the Principal Financial Center shall be The City of New York, Sydney, Frankfurt, Amsterdam, Milan, Zurich and Luxembourg, respectively. "Maturity" or "Maturity Date" means the date on which the principal of a Note or an installment of principal becomes due and payable as provided in the applicable Note or Indenture, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise. Unless otherwise specified in the applicable Pricing Supplement, the Notes will be denominated in U.S. dollars, and payments of principal of (and premium, if any) and any interest on the Notes will be made in U.S. dollars.

PAYMENT CURRENCY

     If the principal of (and premium, if any) or any interest on any Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Company for making payments thereof due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to holders of the Notes by making such payments (including any such payment at Maturity) in U.S. dollars on the basis of the Market Exchange Rate on the second Business Day prior to such payment or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate or as otherwise specified in the applicable Pricing Supplement. Any payment made under such circumstances in U.S. dollars where the required payment is in a Specified Currency other than U.S. dollars will not constitute an Event of Default under the Indenture.

PAYMENT OF PRINCIPAL AND INTEREST

     In the case of the Notes denominated in and on which principal (and premium, if any) and any interest is payable in U.S. dollars, principal (and premium, if any) and any interest will be payable, and the Notes will be transferable, at the principal corporate trust office of The First National Bank of Chicago in The City of New York, which on the date hereof is located at 14 Wall Street, 8th Floor, New York, New York, or at such other place or places as may be designated pursuant to the Indentures, provided that the Company, at its option, may pay interest other than interest due at Maturity by check mailed or delivered to registered holders (which, in the case of Book-Entry Notes represented by a Global Note, will be the Depositary or a nominee of the Depositary). Unless otherwise specified in the applicable Pricing Supplement, any interest on Notes (other than interest at Maturity) payable in a Specified Currency other than U.S. dollars will be paid by mailing a check or draft in the Specified Currency drawn on an account at a bank outside of the United States. If any Notes are denominated in a Specified Currency other than U.S. dollars or if the principal of (and premium, if any) or any interest on any Notes is payable in a Specified Currency other than U.S. dollars, the applicable Pricing Supplement will provide additional information pertaining to the terms of such Notes and other matters of interest to the holders thereof. At the Maturity of any Note, the principal thereof, together with any premium and accrued interest thereon, will be payable in immediately available funds upon presentation and surrender thereof at the office of the Paying Agent at the above address or at such other place or places as may be designated pursuant to the Indentures or the applicable Pricing Supplement, provided that the Note is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures.

     Each Note will bear interest from its date of issue at either (a) a fixed rate (a "Fixed Rate Note"), which may be zero in the case of certain Original Issue Discount Notes or (b) rates determined by reference to the interest rate formula specified in the applicable Pricing Supplement (a "Floating Rate Note"), until the principal thereof is paid or duly made available for payment. Interest will be payable in arrears on each Interest Payment Date (as defined below). Unless otherwise specified in the applicable Pricing Supplement, the first payment of interest on any Note originally issued between a Regular Record Date (as defined below) and the related Interest Payment Date or on an Interest Payment Date will be made on the Interest Payment Date immediately following the next succeeding Regular Record Date to the holder on such next succeeding Regular Record Date. "Interest Payment Date" means the Stated Maturity of an installment of interest on the Notes, which is
(i) in the case of Fixed Rate Notes (other than certain Original Issue Discount Notes bearing zero interest), June 15 and December 15 of each year, unless otherwise specified in the applicable Pricing Supplement, and at Maturity, and
(ii) in the case of Floating Rate Notes that reset: (i) daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable Pricing Supplement; (ii) quarterly, on the third Wednesday of March, June, September and December of each year; (iii) semiannually, on the third Wednesday of the two months of each year specified in the applicable Pricing Supplement; and (iv) annually, on the third Wednesday of the month specified in the applicable Pricing Supplement; and, in each case, on the Maturity Date, except as otherwise provided herein or in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, a "Regular Record Date" shall be the fifteenth calendar day (whether or not a Business Day) immediately preceding the related Interest Payment Date.

     Interest will be payable to the person in whose name a Note is registered (which for a Global Note representing Book-Entry Notes will be the Depositary or a nominee of the Depositary) at the close of business on the Regular Record Date next preceding each Interest Payment Date; provided, however, that interest payable at Maturity will be payable to the person to whom principal shall be payable (which for Global Notes representing Book-Entry Notes, will be the Depositary or a nominee of the Depositary).

     Unless otherwise specified in the applicable Pricing Supplement, if the principal of any Original Issue Discount Note is declared to be due and payable immediately as described under "Description of the Debt Securities -- Provisions Applicable to Both Senior and Subordinated Debt Securities -- Events of Default" in the Prospectus, the amount of principal due and payable with respect to such Note shall be limited as described in "-- Original Issue Discount Notes."

  Fixed Rate Notes

     Unless otherwise specified in the applicable Pricing Supplement, each Fixed Rate Note will bear interest from and including the date of issue, or the most recent date to which interest has been paid or duly provided for, to, but excluding, the Interest Payment Date or Maturity, as the case may be, at the rate per annum stated on the face thereof until the principal amount thereof is paid or made available for payment. Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.

     If any Interest Payment Date or the Maturity of a Fixed Rate Note falls on a day that is not a Business Day, the required payment of principal (and premium, if any) or any interest will be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date or Maturity, as the case may be.

  Floating Rate Notes

     Unless otherwise specified in the applicable Pricing Supplement, Floating Rate Notes will be issued as described below. The applicable Pricing Supplement will specify certain terms with respect to which each Floating Rate Note is being delivered, including: whether such Floating Rate Note is a "Regular Floating Rate Note," a "Floating Rate/Fixed Rate Note" or an "Inverse Floating Rate Note," Fixed Rate Commencement Date and Fixed Interest Rate, as applicable, Interest Rate Basis or Bases, Initial Interest Rate, Interest Reset Period and Dates, Regular Record Dates, Interest Payment Period and Dates, Index Maturity, Maximum Interest Rate and Minimum Interest Rate, if any, and Spread and/or Spread Multiplier, if any, and if one or more of the applicable Interest Rate Bases is LIBOR, the Designated LIBOR Page, all as defined and/or described below.

     The interest rate borne by the Floating Rate Notes will be determined as follows:

          (i) Unless such Floating Rate Note is designated as a "Floating Rate/Fixed Rate Note," an "Inverse Floating Rate Note" or as having an Addendum attached, such Floating Rate Note will be designated as a "Regular Floating Rate Note" and, except as described below or in the applicable Pricing Supplement, will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the applicable Spread, if any, and/or (b) multiplied by the applicable Spread Multiplier, if any. Commencing on the first Interest Reset Date, the rate at which interest on such Regular Floating Rate Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period from the date of issue to the first Interest Reset Date will be the Initial Interest Rate.

          (ii) If such Floating Rate Note is designated as a "Floating Rate/Fixed Rate Note," then, except as described below or in the applicable Pricing Supplement, such Floating Rate/Fixed Rate Note will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the applicable Spread, if any, and/or (b) multiplied by the applicable Spread Multiplier, if any. Commencing on the first Interest Reset Date, the rate at which interest on such Floating Rate/Fixed Rate Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period from the date of issue to the first Interest Reset Date will be the Initial Interest Rate and the interest rate in effect commencing on the Fixed Rate Commencement Date to the Maturity Date shall be the Fixed Interest Rate, if such rate is specified in the applicable Pricing Supplement or, if no such Fixed Interest Rate is so specified, the interest rate in effect thereon on the day immediately preceding the Fixed Rate Commencement Date.

          (iii) If such Floating Rate Note is designated as an "Inverse Floating Rate Note," then, except as described below or in the applicable Pricing Supplement, such Inverse Floating Rate Note will bear interest equal to the Fixed Interest Rate specified in the applicable Pricing Supplement minus the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the applicable Spread, if any and/or (b) multiplied by the applicable Spread Multiplier, if any; provided, however, that unless otherwise specified in the applicable Pricing Supplement, the interest rate thereon during any Interest Reset Period (as defined below) will not be less than zero. Commencing on the first Interest Reset Date, the rate at which interest on such Inverse Floating Rate Note is payable shall be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period from the date of issue to the first Interest Reset Date will be the Initial Interest Rate.

     The "Spread" is the number of basis points (one one-hundredth of a percentage point) to be added to or subtracted from the related Interest Rate Basis or Bases applicable to such Floating Rate Note. The "Spread Multiplier" is the percentage of the related Interest Rate Basis or Bases applicable to such Floating Rate Note by which such Interest Rate Basis or Bases will be multiplied to determine the applicable interest rate on such Floating Rate Note. The "Index Maturity" is the period to maturity of the instrument or obligation with respect to which the related Interest Rate Basis or Bases will be calculated.

     Notwithstanding the foregoing, if such Floating Rate Note is designated as having an Addendum attached as specified on the face thereof, such Floating Rate Note shall bear interest in accordance with the terms described in such Addendum and the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, the interest rate with respect to each Interest Rate Basis will be determined in accordance with the applicable provisions below. Except as set forth above or in the applicable Pricing Supplement, the interest rate in effect on each day shall be (i) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as defined below) immediately preceding such Interest Reset Date or (ii) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date (or, if none, the Initial Interest
Rate).

     The applicable Pricing Supplement will designate one or more of the following Interest Rate Bases as applicable to each Floating Rate Note: (a) the CD Rate (a "CD Rate Note"); (b) the CMT Rate (a "CMT Rate Note"); (d) the Commercial Paper Rate (a "Commercial Paper Rate Note"); (d) the Eleventh District Cost of Funds Rate (an "Eleventh District Cost of Funds Rate Note");
(e) the Federal Funds Rate (a "Federal Funds Rate Note"); (f) LIBOR (a "LIBOR Note"); (g) the Prime Rate (a "Prime Rate Note"); (h) the Treasury Rate (a "Treasury Rate Note"); or (i) such other interest rate basis or interest rate formula as is set forth in such Pricing Supplement; provided, however, that with respect to a Floating Rate/Fixed Rate Note, the interest rate commencing on the Fixed Rate Commencement Date to the Maturity Date shall be the Fixed Interest Rate, if such rate is specified in the applicable Pricing Supplement, or, if no such Fixed Interest Rate is so specified, the interest rate in effect thereon on the day immediately preceding the Fixed Rate Commencement Date.

     As specified in the applicable Pricing Supplement, a Floating Rate Note may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (i) a maximum numerical interest rate limitation, or ceiling, on the rate of interest that may accrue during any interest period (a "Maximum Interest Rate"); and (ii) a minimum numerical interest rate limitation, or floor, on the rate of interest that may accrue during any interest period (a "Minimum Interest Rate"). The interest rate on the Notes will in no event be higher than the maximum rate permitted by applicable law as the same may be modified by United States law of general application.

     The applicable Pricing Supplement will specify whether the rate of interest on the related Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually, annually or such other specified period (each, an "Interest Reset Period") and the dates on which such rate of interest will be reset (each, an "Interest Reset Date"). Unless otherwise specified in the applicable Pricing Supplement, the Interest Reset Date will be, in the case of Floating Rate Notes that reset: (i) daily, each Business Day; (ii) weekly, the Wednesday of each week (with the exception of weekly reset Floating Rate Notes as to which the Treasury Rate is an applicable Interest Rate Basis, which will reset the Tuesday of each week, except as described below); (iii) monthly, the third Wednesday of each month (with the exception of monthly reset Floating Rate Notes as to which the Eleventh District Cost of Funds Rate is an applicable Interest Rate Basis, which will reset on the first calendar day of the month);
(iv) quarterly, the third Wednesday of March, June, September and December of each year; (v) semiannually, the third Wednesday of the two months specified in the applicable Pricing Supplement; and (vi) annually, the third Wednesday of the month specified in the applicable Pricing Supplement; provided, however, that, with respect to Floating Rate/Fixed Rate Notes, the fixed rate of interest in effect for the period from the Fixed Rate Commencement Date to the Maturity Date shall be the Fixed Interest Rate or, if no such Fixed Interest Rate is specified, the interest rate in effect on the day immediately preceding the Fixed Rate Commencement Date, as specified in the applicable Pricing Supplement. If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Reset Date will be postponed to the next succeeding day that is a Business Day, except that in the case of a Floating Rate Note as to which LIBOR is an applicable Interest Rate Basis, if such Business Day falls in the next succeeding calendar month, such Interest Reset Date will be the immediately preceding Business Day.

     The interest rate in effect with respect to a Floating Rate Note from the date of issue to the first Interest Reset Date (the "Initial Interest Rate") will be specified in the applicable Pricing Supplement. The interest rate applicable to each Interest Reset Period commencing on the Interest Reset Date with respect to such Interest Reset Period will be the rate determined as of the applicable Interest Determination Date on or prior to the Calculation Date (as defined below). The "Interest Determination Date" with respect to the CD Rate Notes, the CMT Rate Notes, the Commercial Paper Rate Notes, the Federal Funds Rate Notes and the Prime Rate Notes will be the second Business Day immediately preceding the applicable Interest Reset Date; the "Interest Determination Date" with respect to the Eleventh District Cost of Funds Rate Notes will be the last working day of the month immediately preceding the applicable Interest Reset Date on which the Federal Home Loan Bank of San Francisco publishes the Index (as defined below); and the "Interest Determination Date" with respect to LIBOR Notes will be the second London Business Day immediately preceding the applicable "Interest Reset

Date." With respect to Treasury Rate Notes, the "Interest Determination Date" will be the day in the week in which the applicable Interest Reset Date falls on which Treasury Bills (as defined below) are normally auctioned (Treasury Bills are normally sold at an auction held on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the applicable Interest Reset Date, the Interest Determination Date will be such preceding Friday; and provided, further, that if an auction falls on the applicable Interest Reset Date, then the Interest Reset Date will instead be the first Business Day following such auction. The "Interest Determination Date" pertaining to a Floating Rate Note, the interest rate of which is determined by reference to two or more Interest Rate Bases, will be the second Business Day prior to the applicable Interest Reset Date for such Floating Rate Note on which each Interest Rate Basis is determinable. Each Interest Rate Basis will be determined on such date, and the applicable interest rate will take effect on the applicable Interest Reset Date.

     If any Interest Payment Date for any Floating Rate Note (other than the Maturity Date) would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next day that is a Business Day, except that in the case of a Floating Rate Note that is a LIBOR Note, if such Business Day falls in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day. If a Maturity Date of a Floating Rate Note falls on a date that is not a Business Day, the required payment of interest and principal (and premium, if any) may be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest on such payment will accrue for the period from and after the Maturity Date to the date of such payment on the next succeeding Business Day.

     Unless otherwise specified in the applicable Pricing Supplement, interest payments for Floating Rate Notes shall be the amount of interest accrued from and including the date of issue, or from and including the last date to which interest has been paid or duly provided for, to, but excluding, the Interest Payment Date or Maturity Date, as the case may be. The interest rate in effect on any Interest Reset Date will be the applicable rate as reset on such date. The interest rate applicable to any other day is the interest rate as reset on the immediately preceding Interest Reset Date (or, if none, the Initial Interest
Rate).

     With respect to each Floating Rate Note, accrued interest is calculated by multiplying its principal amount by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the applicable Pricing Supplement, the interest factor for each such day will be computed by dividing the interest rate applicable to such day by 360, in the case of CD Rate Notes, Commercial Paper Rate Notes, Eleventh District Cost of Funds Rate Notes, Federal Funds Rate Notes, LIBOR Notes or Prime Rate Notes, or by the actual number of days in the year in the case of CMT Rate Notes or the Treasury Rate Notes. Unless otherwise specified in the applicable Pricing Supplement, the interest factor for Notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only one of the applicable Interest Rate Bases applied as specified in the applicable Pricing Supplement. All percentages resulting from any calculation on Floating Rate Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all
U.S. dollar amounts used in or resulting from such calculation on Floating Rate Notes will be rounded to the nearest cent.

     Upon request of the holder of any Floating Rate Note, the Calculation Agent will disclose the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to such Floating Rate Note. Unless otherwise specified in the applicable Pricing Supplement, the "Calculation Date," if applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date, or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or the Maturity Date, as the case may be.

     Unless otherwise specified in the applicable Pricing Supplement, the Calculation Agent will determine the interest rate with respect to each Interest Rate Basis in accordance with the applicable provisions below.

     CD Rate Notes. CD Rate Notes will bear interest at the rates (calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in such CD Rate Notes and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, "CD Rate" means, with respect to any Interest Determination Date relating to a CD Rate Note or any Floating Rate Note for which the interest rate is determined with reference to the CD Rate (a "CD Rate Interest Determination Date"), the rate on such date for negotiable certificates of deposit having the Index Maturity specified in the applicable Pricing Supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication ("H.15(519)") under the heading "CDS (Secondary Market)," or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such CD Rate Interest Determination Date for negotiable certificates of deposit of the Index Maturity specified in the applicable Pricing Supplement as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication ("Composite Quotations") under the heading "Certificates of Deposit." If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the CD Rate on such CD Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York (which may include one or more of the Agents or their affiliates) selected by the Calculation Agent for negotiable certificates of deposit of major United States money market banks for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity designated in the applicable Pricing Supplement in an amount that is representative for a single transaction in that market at that time; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate determined as of such CD Rate Interest Determination Date will be the CD Rate in effect on such CD Rate Interest Determination Date.

     CMT Rate Notes. CMT Rate Notes will bear interest at the rates (calculated with reference to the CMT Rate and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in such CMT Rate Notes and any applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, CMT Rate means, with respect to any Interest Determination Date relating to a CMT Rate Note or any Floating Rate Note for which the interest rate is determined with reference to the CMT Rate (a "CMT Rate Interest Determination Date"), the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption ". . . Treasury Constant Maturities . . . Federal Reserve Board Release
H.15 . . . Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the week, or the month, as specified in the applicable Pricing Supplement, ended immediately preceding the week in which the related CMT Rate Interest Determination Date occurs. If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published, or if not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on the CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York (which may include one or more of the Agents or their affiliates) selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent cannot obtain three such Treasury Note quotations, the CMT Rate for such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on the CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)) for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least U.S. $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as described herein, the CMT Rate will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.

     "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page designated in the applicable Pricing Supplement (or any other page as may replace such page on that service) for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified in the applicable Pricing Supplement, the Designated CMT Telerate Page shall be 7052 for the most recent week.

     "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in the applicable Pricing Supplement with respect to which the CMT Rate will be calculated. If no such maturity is specified in the applicable Pricing Supplement, the Designated CMT Maturity Index shall be 2 years.

     Commercial Paper Rate Notes. Commercial Paper Rate Notes will bear interest at the interest rates (calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in the Commercial Paper Rate Notes and in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, "Commercial Paper Rate" means with respect to any Interest Determination Date relating to a Commercial Paper Rate Note or any Floating Rate Note for which the interest rate is determined with reference to the Commercial Paper Rate (a "Commercial Paper Rate Interest Determination Date"), the Money Market Yield (as defined below) on such date of the rate for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as published in H.15(519) under the heading Commercial Paper. In the event that such rate is not published by 3:00 P.M., New York City time, on the related Calculation Date, the Commercial Paper

Rate will be the Money Market Yield on such Commercial Paper Rate Interest Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as published in Composite Quotations under the heading "Commercial Paper" (with an Index Maturity of one month or three months being deemed to be equivalent to an Index Maturity of 30 days or 90 days, respectively). If by 3:00 P.M., New York City time, on the related Calculation Date such rate is not yet published in H.15(519) or Composite Quotations, then the Commercial Paper Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on such Commercial Paper Rate Interest Determination Date of three leading dealers of commercial paper in The City of New York (which may include one or more of the Agents or their affiliates) selected by the Calculation Agent for commercial paper having the Index Maturity designated in the applicable Pricing Supplement placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate will be the Commercial Paper Rate in effect on such Commercial Paper Rate Interest Determination Date.

     "Money Market Yield" means a yield (expressed as a percentage rounded to the nearest one-hundredth of a percent, with five one-thousandths of a percent rounded upwards) calculated in accordance with the following formula:

                       Money Market Yield =   D X 360   X 100
                                           -------------
                                           360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the interest period for which interest is being calculated.

     Eleventh District Cost of Funds Rate Notes. Eleventh District Cost of Funds Rate Notes will bear interest at the rates (calculated with reference to the Eleventh District Cost of Funds Rate and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if
any) specified in such Eleventh District Cost of Funds Rate Notes and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, "Eleventh District Cost of Funds Rate" means, with respect to any Interest Determination Date relating to an Eleventh District Cost of Funds Rate Note or any Floating Rate Note for which the interest rate is determined with reference to the Eleventh District Cost of Funds Rate (an "Eleventh District Cost of Funds Rate Interest Determination Date"), the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which such Eleventh District Cost of Funds Rate Interest Determination Date falls, as set forth under the caption "11th District" on Telerate Page 7058 as of 11:00 A.M., San Francisco time, on such Eleventh District Cost of Funds Rate Interest Determination Date. If such rate does not appear on Telerate Page 7058 on any related Eleventh District Cost of Funds Rate Interest Determination Date, the Eleventh District Cost of Funds Rate for such Eleventh District Cost of Funds Rate Interest Determination Date shall be the monthly weighted average costs of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced by the Federal Home Loan Bank of San Francisco as such cost of funds for the calendar month immediately preceding the date of such announcement. If the Federal Home Loan Bank of San Francisco fails to announce such rate for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date, then the Eleventh District Cost of Funds Rate determined as of such Eleventh District Cost of Funds Rate Interest Determination Date will be the Eleventh District Cost of Funds Rate in effect on such Eleventh District Cost of Funds Rate Interest Determination Date.

     Federal Funds Rate Notes. Federal Funds Rate Notes will bear interest at the rates (calculated with reference to the Federal Funds Rate and the Spread and/or Spread Multiplier, if any, and subject to the

Minimum Interest Rate and the Maximum Interest Rate, if any) specified in such Federal Funds Rate Notes and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, "Federal Funds Rate" means, with respect to any Interest Determination Date relating to a Federal Funds Rate Note or any Floating Rate Note for which the interest rate is determined with reference to the Federal Funds Rate (a "Federal Funds Rate Interest Determination Date"), the rate on such date for federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Federal Funds Rate Interest Determination Date as published in Composite Quotations under the column "Effective Rate" under the heading "Federal Funds." If by 3:00 P.M., New York City time, on the related Calculation Date such rate is not published in either H.15(519) or Composite Quotations, then the Federal Funds Rate on such Federal Funds Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in The City of New York (which may include one or more of the Agents or their affiliates), selected by the Calculation Agent, prior to 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

     LIBOR Notes. LIBOR Notes will bear interest at the interest rates (calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if
any) specified in the LIBOR Notes and in the applicable Pricing Supplement. Unless otherwise indicated in the applicable Pricing Supplement, "LIBOR" will be determined by the Calculation Agent in accordance with the following provisions:

          (i) With respect to any Interest Determination Date relating to a LIBOR Note or any Floating Rate Note for which the interest is determined with reference to LIBOR (a "LIBOR Interest Determination Date"), LIBOR will be, as specified in the applicable Pricing Supplement, either: (a) the arithmetic mean of the offered rates for deposits in the Index Currency (as defined below) having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Business Day immediately following that LIBOR Interest Determination Date, which appear on the Reuters Screen LIBO Page as of 11:00 A.M., London time, on that LIBOR Interest Determination Date, if at least two such offered rates appear on the Reuters Screen LIBO Page, unless such Reuters Screen LIBO Page by its terms provides only for a single rate, in which case such single rate shall be used ("LIBOR Reuters"), or (b) the rate for deposits in the Index Currency having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Business Day immediately following that LIBOR Interest Determination Date, which appears on the Telerate Page 3750 as of 11:00 A.M., London time, on that LIBOR Interest Determination Date ("LIBOR Telerate"). "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks for the applicable Index Currency). "Telerate Page 3750" means the display designated as page "3750" on the Dow Jones Telerate Service (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates of major banks for the applicable Index Currency). If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable Pricing Supplement, LIBOR for the applicable Index Currency will be determined as if LIBOR Telerate (and, if the U.S. dollar is the Index Currency, page 3750) had been specified. If fewer than two offered rates appear on the Reuters Screen LIBO Page (unless, as aforesaid, only a single rate is required), or if no rate appears on the Telerate Page 3750, as applicable, LIBOR in respect of that LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in (ii) below.

          (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates (unless, as aforesaid, only a single rate is required) appear on the Reuters Screen LIBO Page, as specified in (i)(a) above, or on which no rate appears on Telerate Page 3750, as specified in
     (i)(b) above, as applicable, LIBOR will be determined on the basis of the rates at which deposits in the Index Currency having the Index Maturity designated in the applicable Pricing Supplement are offered at approximately 11:00 A.M., London time, on that LIBOR Interest Determination Date by four major banks in the London interbank market selected by the Calculation Agent ("Reference Banks") to prime banks in the London interbank market, commencing on the second London Business Day immediately following that LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. The Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of that LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR in respect of that LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the Principal Financial Center for the country of the Index Currency, on the LIBOR Interest Determination Date by three major banks in such Principal Financial Center (which may include affiliates of the Agents) selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the Index Maturity designated in the applicable Pricing Supplement commencing on the second London Business Day immediately following such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR with respect to such LIBOR Interest Determination Date will be the rate of LIBOR in effect on such LIBOR Interest Determination Date.

     "Index Currency" means the currency (including composite currencies) specified in the applicable Pricing Supplement as the currency for which LIBOR shall be calculated. If no such currency is specified in the applicable Pricing Supplement, the Index Currency shall be U.S. dollars.

     Prime Rate Notes. Prime Rate Notes will bear interest at the rates (calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in such Prime Rate Notes and the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, "Prime Rate" means, with respect to any Interest Determination Date relating to a Prime Rate Note or any Floating Rate Note for which the interest rate is determined with reference to the Prime Rate (a "Prime Rate Interest Determination Date"), the rate on such date as such rate is published in H.15(519) under the heading "Bank Prime Loan." If such rate is not published prior to 3:00 P.M., New York City time, on the related Calculation Date, then the Prime Rate shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 (as defined below) as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date. If fewer than four such rates but more than one such rate appear on the Reuters Screen USPRIME1 for such Prime Rate Interest Determination Date, the Prime Rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Prime Rate Interest Determination Date by four major money center banks in The City of New York selected by the Calculation Agent. If fewer than two such rates appear on the Reuters Screen USPRIME1, the Prime Rate will be determined by the Calculation Agent on the basis of the rates furnished in The City of New York by three substitute banks or trust companies organized and doing business under the laws of the United States, or any state thereof, in each case having total equity capital of at least $500 million and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks or trust companies selected as aforesaid are not quoting as mentioned in this sentence, the Prime Rate determined as of such Prime Rate Interest Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

     "Reuters Screen USPRIME1" means the display designated as page "USPRIME1" on the Reuters Monitor Money Rates Service (or such other page as may replace the USPRIME1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

     Treasury Rate Notes. Treasury Rate Notes will bear interest at the interest rates (calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in the Treasury Rate Notes and in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, "Treasury Rate" means, with respect to any Interest Determination Date relating to a Treasury Rate Note or any Floating Rate Note for which the interest rate is determined by reference in the Treasury Rate (a "Treasury Rate Interest Determination Date"), the rate applicable to the auction held on such Treasury Rate Interest Determination Date of direct obligations of the United States ("Treasury Bills") having the Index Maturity designated in the applicable Pricing Supplement as published in H.15(519) under the heading "Treasury Bills -- auction average (investment)" or, if not so published by 3:00 P.M., New York City time, on the related Calculation Date pertaining to such Treasury Rate Interest Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury Bills having the Index Maturity designated in the applicable Pricing Supplement are not published or reported as provided above by 3:00 P.M., New York City time, on such Calculation Date or if no such auction is held on such Treasury Rate Interest Determination Date, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three leading primary United States government securities dealers (which may include one or more of the Agents or their affiliates) selected by the Calculation Agent for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity designated in the applicable Pricing Supplement; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

SUBSEQUENT INTEREST PERIODS

     The applicable Pricing Supplement relating to each Note will indicate whether the Company has the option to reset the interest rate in the case of a Fixed Rate Note, or the Spread and/or Spread Multiplier in the case of a Floating Rate Note, and, if so, the date or dates on which such interest rate or such Spread and/or Spread Multiplier, as the case may be, may be reset (each an "Optional Reset Date").

     If the Company elects to reset the interest rate, Spread and/or Spread Multiplier of a Note as described above, the holder of such Note will have the option to elect repayment of such Note by the Company on any Optional Reset Date at a price equal to the aggregate principal amount thereof outstanding on, plus any interest accrued to, such Optional Reset Date or, for an Original Issue Discount Note, as described below under "-- Original Issue Discount Notes." In order for a Note to be so repaid on an Optional Reset Date, the holder thereof must follow the procedures set forth below under "-- Redemption and Repayment" for optional repayment, except that (i) the period for delivery of such Note or notification to the Trustee will be at least 25 but not more than 35 days prior to such Optional Reset Date and (ii) a holder who has tendered a Note for repayment pursuant to a Reset Notice (as defined below) may, by written notice to the Trustee, revoke any such tender until the close of business on the tenth day prior to such Optional Reset Date.

     The Company may exercise such option with respect to a Note by notifying the Trustee of such exercise at least 45 but not more than 60 days prior to an Optional Reset Date for such Note. Not later than 40 days prior to such Optional Reset Date, the Trustee for such Note will mail, first class, postage prepaid, or deliver to the holder of such Note a notice (the "Reset Notice"). The Reset Notice will indicate whether the Company has elected to reset the interest rate (in the case of a Fixed Rate Note) or the Spread and/or Spread Multiplier (in the case of a Floating Rate Note) and if so, (i) such new interest rate or such new Spread and/or Spread Multiplier, as the case may be; and (ii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or, if there is no such next Optional Reset Date, to the Stated Maturity of such Note (each such period a "Subsequent Interest Period"), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Subsequent Interest Period.

     Notwithstanding the foregoing, the Company may, at its option, revoke the interest rate (in the case of a Fixed Rate Note) or the Spread and/or Spread Multiplier (in the case of a Floating Rate Note) as provided for in the Reset Notice, and establish a higher interest rate or a Spread and/or Spread Multiplier that is higher (or lower if the Note is an Inverse Floating Rate
Note) than the interest rate, Spread and/or Spread Multiplier provided for in the relevant Reset Notice for the Subsequent Interest Period commencing on such Optional Reset Date, by causing the Trustee to mail or deliver, not later than 20 days prior to an Optional Reset Date for a Note (or, if such day is not a Business Day, on the immediately succeeding Business Day), notice of such higher interest rate, or new Spread and/or Spread Multiplier to the holder of such Note. Such notice will be irrevocable. The Company must notify the Trustee of its intentions to revoke such Reset Notice at least 20 days prior to such Optional Reset Date. Each Note with respect to which the interest rate, Spread and/or Spread Multiplier is reset on an Optional Reset Date and with respect to which the holder of such Note has not tendered such Note for repayment (or has validly revoked any such tender) pursuant to the next succeeding paragraph will bear such higher interest rate or new Spread and/or Spread Multiplier for the Subsequent Interest Period.

EXTENSION OF MATURITY

     Unless otherwise stated in the applicable Pricing Supplement, each Note will mature at the Stated Maturity of such Note. The applicable Pricing Supplement relating to any Note (other than an Amortizing Note) may indicate whether the Company has the option to extend the Stated Maturity of such Note for one or more periods of whole years from one to five (each an "Extension Period") up to but not beyond the date (the "Final Maturity") set forth in such Pricing Supplement.

     The Company may exercise such option with respect to a Note by notifying the Trustee of such exercise at least 45 but not more than 60 days prior to the old Stated Maturity for such Note. Not later than 40 days prior to the old Stated Maturity of such Note, the Trustee for such Note will mail, first class, postage prepaid, or deliver to the holder of such Note a notice (the "Extension Notice"). The Extension Notice will set forth (i) the election of the Company to extend the Stated Maturity of such Note; (ii) the new Stated Maturity; (iii) in the case of a Fixed Rate Note, the interest rate applicable to the Extension Period or, in the case of a Floating Rate Note, the Spread and/or Spread Multiplier applicable to the Extension Period; and (iv) the provisions, if any, for redemption during the Extension Period, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Extension Period. Upon the mailing or delivering by such Trustee of an Extension Notice to the holder of a Note, the Stated Maturity of such Note shall be extended automatically, and, except as modified by the Extension Notice and as described in the next paragraph, such Note will have the same terms as prior to the mailing or delivering of such Extension Notice.

     Notwithstanding the foregoing, not later than 20 days prior to the old Stated Maturity of such Note (or, if such day is not a Business Day, on the immediately succeeding Business Day), the Company may, at its option, revoke the interest rate (in the case of a Fixed Rate Note) or the Spread and/or Spread Multiplier (in the case of a Floating Rate Note) provided for in the Extension Notice for such Note and establish a higher interest rate (in the case of a Fixed Rate Note) or a higher Spread and/or Spread Multiplier (or a lower Spread and/or Spread Multiplier in the case of an Inverse Floating Rate Note) for the Extension Period, by causing the Trustee for such Note to mail, first class, postage prepaid, or deliver notice of such higher interest rate or new Spread and/or Spread Multiplier, as the case may be, to the holder of such Note. Such notice will be irrevocable. All Notes with respect to which the Stated Maturity is extended will bear such higher interest rate (in the case of Fixed Rate Notes) or new Spread and/or Spread Multiplier (in the case of Floating Rate Notes) for the Extension Period, whether or not tendered for repayment.

     If the Company extends the Stated Maturity of a Note, the holder of such Note will have the option to elect repayment of such Note by the Company on the old Stated Maturity at a price equal to the aggregate principal amount thereof outstanding on, plus interest accrued to, such date or, for an Original Issue Discount Note as described below under "-- Original Issue Discount Notes." In order for a Note to be repaid on the old Stated Maturity once the Company has extended the Stated Maturity thereof, the holder thereof must follow the procedures set forth below under "-- Redemption and Repayment" for optional repayment, except that (i) the period for delivery of such Note or notification to the Trustee for such Note will be at least 25 but not more than 35 days prior to the old Stated Maturity and (ii) a holder who has tendered a Note for repayment pursuant to an Extension Notice may, by written notice to the Trustee, revoke any such tender for repayment until the close of business on the tenth day before the old Stated Maturity.

AMORTIZING NOTES

     The Company may from time to time offer Amortizing Notes. Unless otherwise specified in the applicable Pricing Supplement, interest on each Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. Further information concerning additional terms and provisions of Amortizing Notes will be specified in the applicable Pricing Supplement. A table setting forth repayment information in respect of each Amortizing Note will be included in the applicable Pricing Supplement and set forth in each such Note.

ORIGINAL ISSUE DISCOUNT NOTES

     The Company may offer Original Issue Discount Notes from time to time. Such Original Issue Discount Notes may currently pay no interest or interest at a rate that at the time of issuance is below market rates. In the event of redemption, repayment or acceleration of Maturity in respect of an Original Issue Discount Note, the amount payable to the holder of such Original Issue Discount Note will be equal to (i) the Amortized Face Amount (as defined below) as of the date of such event, plus (ii) with respect to any redemption of an Original Issue Discount Note, the Initial Redemption Percentage specified in the applicable Pricing Supplement (as adjusted by the Annual Redemption Percentage Reduction, if applicable) minus 100% multiplied by the issue price specified in such Pricing Supplement (the "Issue Price"), net of any portion of such Issue Price that has been paid prior to the date of redemption, or the portion of the Issue Price (or the net amount) proportionate to the portion of the unpaid principal amount to be redeemed, plus (iii) any accrued interest to the date of such event, the payment of which would constitute qualified stated interest payments within the meaning of Treasury Regulation Section 1.1273-1(c) under the Internal Revenue Code of 1986, as amended (the "Code"), plus (iv) with respect to any redemption of an Original Issue Discount Note, unless otherwise specified in the applicable Pricing Supplement, the Make-Whole Premium calculated as described under "-- Redemption and Repayment." The accrued interest described in clause (iii) above will be computed on the basis of a 360-day year of twelve 30-day months, compounded semiannually.

     If any Maturity of an Original Issue Discount Note that bears no interest falls on a day that is not a Business Day with respect to such Original Issue Discount Note, the payment due at such Maturity will be made on the following day that is a Business Day with the same force and effect as if it were made on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Maturity.

     The "Amortized Face Amount" of an Original Issue Discount Note means an amount equal to (i) the Issue Price thereof plus (ii) the aggregate portions of the original issue discount (the excess of the amounts considered as part of the "stated redemption price at maturity" of such Original Issue Discount

Note within the meaning of Section 1273(a)(2) of the Code, whether denominated as principal or interest, over the Issue Price) that shall theretofore have accrued pursuant to Section 1272 of the Code (without regard to Section 1272(a)(7) of the Code) from the date of issue of such Original Issue Discount Note to the date of determination, minus (iii) any amount considered as part of the "stated redemption price at maturity" of such Original Issue Discount Note that has been paid from the date of issue to the date of determination. Certain additional considerations relating to the offering of any Original Issue Discount Notes may be set forth in the applicable Pricing Supplement.

     If a bankruptcy case is commenced by or against the Company under the United States Bankruptcy Code (the "Bankruptcy Code"), it is possible that a portion of the face amount of an Original Issue Discount Note would be treated as interest and the unamortized portion thereof would be treated as unmatured interest under Section 502(b)(2) of the Bankruptcy Code. Unmatured interest is not allowable as part of a claim under Section 502(b)(2) of the Bankruptcy Code. Although it is impossible to predict what portion, if any, of the face amount of an Original Issue Discount Note would be treated as unmatured interest, one possible result is that the bankruptcy court might determine the amount of unmatured interest on such Note by reference to the amount of amortized original issue discount of such Note for tax purposes, the unamortized debt discount of such Note for financial accounting purposes or the Yield to Maturity (if any) set forth on the face of an Original Issue Discount Note. Each method may yield a substantially different result.

     Holders of Notes with original issue discount will be required to include the amount of original issue discount in income in accordance with applicable provisions of the Code and the Treasury Regulations promulgated thereunder. See "Certain United States Federal Income Tax Considerations -- U.S.
Holders -- Original Issue Discount."

INDEXED NOTES

     Notes may be issued with the amount of principal (and premium, if any) and/or any interest payable in respect thereof to be determined with reference to the price or prices of specified commodities or stocks, the exchange rate of one or more specified currencies (including a composite currency such as the ECU) relative to an indexed currency or other price or exchange rate ("Indexed Notes"), as set forth in the applicable Pricing Supplement. In certain cases, holders of Indexed Notes may receive a principal amount on the Maturity Date that is greater than or less than the face amount of the Notes depending upon the relative value on the Maturity Date of the specified indexed item. Information as to the method for determining the amount of principal (and premium, if any) and/or any interest payable in respect of Indexed Notes, certain historical information with respect to the specified indexed item and tax considerations associated with an investment in such Indexed Notes will be set forth in the applicable Pricing Supplement. See also "Certain Investment Considerations."

OTHER PROVISIONS; ADDENDA

     Any provisions with respect to the Notes, including the determination of an Interest Rate Basis, the calculation of the interest rate applicable to a Floating Rate Note, and the specification of one or more Interest Rate Bases, the Interest Payment Dates, the Maturity Date or any other variable term relating thereto, may be modified as specified under "Other Provisions" on the face of the Note or in an Addendum relating thereto, if so specified on the face thereof and in the applicable Pricing Supplement.

BOOK-ENTRY SYSTEM

     Upon issuance, all Fixed Rate Notes issued as Book-Entry Notes having the same original issue date, interest rate, if any, amortization schedule, if any, Stated Maturity and other terms, if any, will be represented by a single Global Note and all Floating Rate Notes issued as Book-Entry Notes having the same original issue date, Initial Interest Rate, Interest Rate Basis or Bases, Interest Payment Period, Interest Payment Dates, Interest Reset Period, Interest Reset Dates, Index Maturity, Spread and/or Spread Multiplier, if any, Minimum Interest Rate, if any, Maximum Interest Rate, if any, Stated Maturity and other terms, if any, will be represented by a single Global Note. Each Global Note representing Book-Entry Notes will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Except under circumstances described below, Book-Entry Notes will not be exchangeable for Certificated Notes and will not otherwise be issuable in definitive form. The Depositary currently only accepts Notes that have a Specified Currency of U.S. dollars.

     The Depositary has advised the Company and the Agents as follows: the Depositary is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The Depositary was created to hold securities of its participants ("Participants") and to facilitate the clearance and settlement of securities transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's Participants include securities brokers and dealers (including the Agents), banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

     Upon the issuance of a Global Note, the Depositary will credit on its book-entry registration and transfer system the accounts of persons held with it with the respective principal amounts of the Notes represented by such Global Note. Such accounts shall be designated by the Agent with respect to such Notes or by the Company if such Notes are offered and sold directly by the Company. Ownership of beneficial interests in a Global Note will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary or its nominee (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons other than Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Note.

     So long as the Depositary or its nominee is the registered owner of such Global Note, the Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Note for all purposes under the Indentures. Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Notes in definitive form and will not be considered the owners or holders thereof under the Indentures.

     Principal (and premium, if any) and any interest payments on Notes registered in the name of the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Note representing such Notes. None of the Company, the Trustee, any Paying Agent or the Registrar for such Notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such Global Note for such Notes or for maintaining, supervising or reviewing any records relating to such beneficial interests.

     The Company expects that the Depositary for the Notes or its nominee, upon receipt of any payment of principal, premium or interest, will credit immediately Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Note for such Notes as shown on the records of the Depositary or its nominee. The Company also expects that payments by Participants to owners of beneficial interest in such Global Note held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participants.

     If the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue Certificated Notes in exchange for the entire Global Note representing such Notes. In addition, the Company may at any time and in its sole discretion determine not to have the Notes represented by the entire Global Note and, in such event, will issue Certificated Notes in exchange for the entire Global Note representing such Notes. In any such instance, an owner of a beneficial interest in a Global Note will be entitled to physical delivery of Certificated Notes represented by such Global Note equal in principal amount to such beneficial interest and to have such Certificated Notes registered in its name. Certificated Notes will be issued as registered Notes in denominations of $1,000 or any amount in excess thereof that is an integral multiple of $1,000, unless otherwise specified by the Company.

REDEMPTION AND REPAYMENT

     Unless otherwise specified in the applicable Pricing Supplement, the Notes will be redeemable, at the option of the Company, at any time in whole or from time to time in part, upon not less than 30 and not more than 60 days' notice mailed to each holder of Notes to be redeemed at the holder's address appearing in the Security Register, on any date prior to Maturity at a price (except for any Original Issue Discount Note) equal to 100% of the unpaid principal amount to be redeemed plus any accrued interest to the Redemption Date (subject to the right of holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption
Date) plus, with respect to Fixed Rate Notes, a Make-Whole Premium, if any.

     The amount of the Make-Whole Premium with respect to any Note (or portion thereof) to be redeemed will be equal to the excess, if any, of:

          (i) the sum of the present values, calculated as of the Redemption Date, of:

             (A) each interest payment that, but for such redemption, would have been payable on the Note (or portion thereof) being redeemed on each Interest Payment Date occurring after the Redemption Date (excluding any accrued interest for the period prior to the Redemption Date); and

             (B) the principal amount that, but for such redemption, would have been payable at the final maturity of the Note (or portion thereof) being redeemed;

     over

          (ii) the principal amount of the Note (or portion thereof) being redeemed.

     The present values of interest and principal payments referred to in clause
(i) above will be determined in accordance with generally accepted principles of financial analysis. Such present values will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the Redemption Date at a discount rate equal to the Treasury Yield (as defined below).

     The Make-Whole Premium will be calculated by an independent investment banking institution of national standing appointed by the Company; provided, that if the Company fails to make such appointment at least 10 business days prior to the Redemption Date, or if the institution so appointed is unwilling or unable to make such calculation, such calculation will be made by Salomon Brothers Inc or, if such firm is unwilling or unable to make such calculation, by an independent investment banking institution of national standing appointed by the Trustee (in any such case, an "Independent Investment Banker").

     For purposes of determining the Make-Whole Premium, "Treasury Yield" means a rate of interest per annum equal to the weekly average yield to maturity of United States Treasury Notes that have a constant maturity that corresponds to the remaining term to maturity of the Notes, calculated to the nearest 1/12 of a year (the "Remaining Term"). The Treasury Yield will be determined as of the third Business Day immediately preceding the applicable Redemption Date.

     The weekly average yields of United States Treasury Notes will be determined by reference to the most recent H.15(519). If the H.15(519) sets forth a weekly average yield for United States Treasury Notes having a constant maturity that is the same as the Remaining Term, then the Treasury Yield will be equal to such weekly average yield. In all other cases, the Treasury Yield will be calculated by interpolation, on a straight-line basis, between the weekly average yields on the United States Treasury Notes that have a constant maturity closest to and greater than the Remaining Term and the United States Treasury Notes that have a constant maturity closest to and less than the Remaining Term (in each case as set forth in the H.15(519)). Any weekly average yields so calculated by interpolation will be rounded to the nearest 1/100 of 1%, with any figure of 1/200 of 1% or above being rounded upward. If weekly average yields for United States Treasury Notes are not available in the H.15(519) or otherwise, then the Treasury Yield will be calculated by interpolation of comparable rates selected by the Independent Investment Banker.

     If less than all of the Notes with like tenor and terms are to be redeemed, the Trustee will select the Notes to be redeemed pro rata or by lot. The Trustee may select for redemption Notes and portions of Notes in amounts of U.S. $1,000 or 1,000 units of the Specified Currency or whole multiples thereof, provided that if all of the Notes of a holder are to be redeemed, the entire outstanding amount of Notes held by such holder, even if not a whole multiple of U.S. $1,000 or 1,000 units of the Specified Currency, will be redeemed. With respect to the redemption of Global Notes, the Depositary advises that if less than all of the Notes with like tenor and terms are to be redeemed, the particular interests (in integral multiples of $1,000) in the Global Note representing the Notes to be redeemed shall be selected by the Depositary's lottery procedures or by such other method as the Trustee shall deem fair and appropriate at such Redemption Date. Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be entitled to the benefit of any sinking fund or other mandatory redemption provisions. Also see "-- Original Issue Discount Notes."

     Unless optional repayment date or dates, if any, are fixed at the time of sale and set forth in the applicable Pricing Supplement and in the applicable Note (the "Optional Repayment Date"), the Notes will not be subject to repayment by the Company at the option of the holders thereof prior to the Stated Maturity. If any Optional Repayment Date is specified in the applicable Pricing Supplement with respect to any Note, such Note (except any Original Issue Discount Note) will be repayable on such Optional Repayment Date in whole or in part in increments of U.S. $1,000 (or 1000 units of the Specified Currency) at the option of the holder thereof at a price equal to 100% of the principal amount to be repaid, together with any interest and premium payable thereon to the Optional Repayment Date, unless otherwise specified in an applicable Pricing Supplement. See also "-- Original Issue Discount Notes." In order for a Note to be repaid, the Company must receive at its offices or agencies for that purpose in The City of New York not more than 60 nor less than 30 days prior to the Optional Repayment Date, (i) the Note with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed, or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth the name of the holder of the Note, the principal amount of the Note, the amount of the Note to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note to be repaid with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed will be received by the Company not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and such Note and form duly completed are received by the Company by such fifth Business Day. Any such notice received by the Company during such period shall be irrevocable. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for repayment will be determined by the Company, whose determination will be final and binding.

     If applicable, the Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended, and any other securities laws and regulations in connection with any such repayment.

                       CERTAIN INVESTMENT CONSIDERATIONS

     An investment in Notes indexed, as to principal, premium and/or interest, to one or more values of currencies (including exchange rates between currencies), commodities or interest rate indices entails significant risks that are not associated with similar investments in a conventional fixed-rate debt security. If the interest rate of such a Note is so indexed, it may result in an interest rate that is less than that payable on a conventional fixed-rate debt security issued at the same time, including the possibility that no interest will be paid, and, if the principal of and/or premium on such a Note is so indexed, the amount of principal and/or premium payable in respect thereof may be less than the original purchase price of such Note if allowed pursuant to the terms thereof, including the possibility that no such amount will be paid. The secondary market for such Notes will be affected by a number of factors, independent of the creditworthiness of the Company and the value of the applicable currency, commodity or interest rate index, including the volatility of the applicable currency, commodity or interest rate index, the time remaining to the maturity of such Notes, the amount outstanding of such Notes and market interest rates. The value of the applicable currency, commodity or interest rate index depends on a number of interrelated factors, including economic, financial and political events, over which the Company has no control. Additionally, if the formula used to determine the amount of principal, premium and/or interest payable with respect to such Notes contains a multiple or leverage factor, the effect of any change in the applicable currency, commodity or interest rate index will be increased. The historical experience of the relevant currencies, commodities or interest rate indices should not be taken as an indication of future performance of such currencies, commodities or interest rate indices during the term of any Note. The credit ratings assigned to the Company's medium-term note program are a reflection of the Company's credit status and, in no way, are a reflection of the potential impact of the factors discussed above, or any other factors, on the market value of the Notes. Accordingly, prospective investors should consult their own financial and legal advisors as to the risks entailed by an investment in Indexed Notes and the suitability of Indexed Notes in light of their particular circumstances.

        SPECIAL PROVISIONS AND RISKS RELATING TO FOREIGN CURRENCY NOTES

GENERAL

     Unless otherwise specified in the applicable Pricing Supplement, Notes denominated in other than United States dollars or ECUs will not be sold in, or to residents of, the country issuing the Specified Currency in which the particular Notes are denominated. The information set forth in this Prospectus Supplement is directed to prospective purchasers who are United States residents and, with respect to Note denominated in foreign currencies, is by necessity incomplete. The Company disclaims any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal of (and premium, if any) and any interest on the Notes. Such persons should consult their own financial and legal advisors with regard to such matters.

     THIS PROSPECTUS SUPPLEMENT DOES NOT DESCRIBE ALL RISKS OF AN INVESTMENT IN NOTES DENOMINATED IN A SPECIFIED CURRENCY OTHER THAN U.S. DOLLARS, EITHER AS SUCH RISKS EXIST AT THE DATE OF THIS PROSPECTUS SUPPLEMENT OR AS SUCH RISKS MAY CHANGE FROM TIME TO TIME. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN NOTES DENOMINATED IN SPECIFIED CURRENCIES OTHER THAN U.S. DOLLARS. SUCH NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR INVESTORS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

EXCHANGE RATES AND EXCHANGE CONTROLS

     An investment in Notes denominated in Specified Currencies other than U.S. dollars entails significant risks that are not associated with a similar investment in a debt security denominated in U.S. dollars. Such risks include, without limitation, the possibility of significant changes in the rate of exchange between the U.S. dollar and the applicable Specified Currency and the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments. Such risks generally depend on events over which the Company has no control, such as economic and political events and the supply and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain foreign currencies have been highly volatile and such volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Note. Depreciation of the Specified Currency applicable to a Note against the U.S. dollar would result in a decrease in the U.S. dollar-equivalent yield of such Note, in the U.S. dollar-equivalent value of the principal and premium, if any, payable at Maturity of such Note, and, generally, in the U.S. dollar-equivalent market value of such Note.

     Governments have imposed, from time to time, exchange controls and may in the future impose or revise exchange controls at or prior to the date on which any payment of principal (or premium, if any) or interest on a Note is due, which could affect exchange rates as well as the availability of the Specified Currency on such date. Even if there are no exchange controls, it is possible that the Specified Currency for any Note would not be available on the applicable payment date due to other circumstances beyond the control of the Company. In that event, the Company will make the required payment in respect of such Note in U.S. dollars on the basis of the Market Exchange Rate on the second Business Day prior to such payment or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate or as otherwise specified in the applicable Pricing Supplement. See "Description of Medium-Term Notes, Series A -- Payment Currency."

GOVERNING LAW; JUDGMENTS

     The Indentures provide that the Notes will be governed by and construed in accordance with the laws of the State of New York. If an action based on Notes denominated in a Specified Currency other than U.S. dollars were commenced in a court of the United States, such court could grant judgment relating to such Notes in the Specified Currency or U.S. dollars. It is not clear, however, whether, in granting such judgment, the rate of conversion into U.S. dollars would be determined with reference to the date of default, the date judgment is rendered or some other date. Under current New York law, a state court in the State of New York rendering a judgment on a Note denominated in a Specified Currency other than U.S. dollars would be required to render such judgment in the Specified Currency in which such Note is denominated, and such judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Accordingly, holders of Notes denominated in a Specified Currency other than U.S. dollars would bear the risk of exchange rate fluctuations between the time the amount of the judgment is calculated and the time such amount is converted from U.S. dollars into the applicable Specified Currency.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following summary of certain United States Federal income tax consequences of the purchase, ownership and disposition of the Notes is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change (including changes in effective dates) and possible differing interpretations. This discussion deals only with Notes held as capital assets and does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, persons holding Notes as a hedge against currency risks or as a position in a "straddle" for tax purposes, or persons whose functional currency is not the U.S. dollar. This discussion also does not deal with holders other than original purchasers (except where otherwise specifically noted). Persons considering the purchase of the Notes should consult their own tax advisors concerning the application of United States Federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the Notes arising under the laws of any other taxing jurisdiction.

     As used herein, the term "U.S. Holder" means a beneficial owner of a Note that is for United States Federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof or (iii) an estate or trust the income of which is subject to United States Federal income taxation regardless of its source. As used herein, the term "non-U.S. Holder" means a holder of a Note that is not a U.S. Holder.

U.S. HOLDERS

  Payments of Interest

     Payments of interest on a Note generally will be taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder's regular method of tax accounting).

  Original Issue Discount

     The following summary is a general discussion of the United States Federal income tax consequences to U.S. Holders of the purchase, ownership and disposition of Notes issued with original issue discount ("OID"). The following summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and on certain final and temporary regulations (the "Final OID Regulations") issued by the U.S. Department of Treasury (the "Treasury") on January 27, 1994. The Final OID Regulations generally apply to debt instruments issued on or after April 4, 1994. On December 15, 1994, certain proposed regulations were issued by the Treasury (the "Proposed OID Regulations") that interpret the original issue discount provisions of the Code primarily as they apply to instruments with contingent interest. However, the Proposed OID Regulations will not apply to instruments issued prior to such Regulations being published in the Federal Register, which publication has not yet occurred. As a result, the effect, if any, of the Proposed OID Regulations on a series of Notes will be discussed in the applicable Pricing Supplement, if such regulations have been finalized by the time such Pricing Supplement is issued.

     For United States Federal income tax purposes, a Note will have OID to the extent that the Note's stated redemption price at maturity exceeds its issue price, if such excess equals or exceeds a de minimis amount (generally 1/4 of 1% of the Note's stated redemption price at maturity multiplied by the number of complete years to its maturity from its issue date). The issue price of an issuance of Notes equals the first offering price at which a substantial amount of such Notes has been sold (ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). The stated redemption price at maturity of a Note is the sum of all payments due on the Note other than qualified stated interest payments. "Qualified stated interest" is stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate that appropriately accounts for the length of the interval between payments. In addition, under the Final OID Regulations, if a Note bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of such Note (e.g., Notes with teaser rates or interest holidays), and if the greater of either the resulting foregone interest on such Note or any "true" discount on such Note (i.e., the excess of the Note's stated principal amount over its issue price) equals or exceeds a specified de minimis amount, then the stated interest on the Note would be treated as OID rather than qualified stated interest.

     Payments of qualified stated interest on a Note are taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder's regular method of tax accounting). A U.S. Holder of a Note issued with OID and a maturity of more than one year must include OID in income as ordinary income over the term of the Note, regardless of such U.S. Holder's regular method of tax accounting, or subject to certain conditions, based on one or more interest indices. In general, a U.S. Holder must include in gross income the sum of the daily portions of OID that accrue on the Note for each day during the taxable year (or portion of the taxable year) on which such U.S. Holder held the Note. Accordingly, a U.S. Holder of a Note issued with OID will include in income amounts attributable to OID before receiving cash attributable to that income.

     To determine the "daily portion" of OID on any Note with OID, OID accruing during an accrual period (generally, the period between dates on which interest is paid) is divided by the number of days in the accrual period. An "accrual period" may be of any length and the accrual periods may vary in length over the term of the Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period. The amount of OID accruing during an accrual period is generally determined by using a constant yield to maturity method, and is equal to the excess of (i) the product of the Note's adjusted issue price at the beginning of the accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and approximately adjusted to take into account the length of the particular accrual period) over (ii) the amount of any qualified stated interest payments allocable to the accrual period. The Note's "adjusted issue price" at the beginning of any accrual period generally equals the sum of the issue price of the Note plus the aggregate amount of OID accrued on the Note in all prior accrual periods, reduced by the amount of payments on the Note in prior accrual periods that were not qualified stated interest payments. Under these rules, U.S. Holders generally will have to include in income increasingly greater amounts of OID in successive accrual periods.

     A U.S. Holder of a Note with OID that purchases the Note for an amount that is greater than the Note's adjusted issue price as of the purchase date but less than or equal to the sum of all amounts payable on the Note after the purchase date other than payments of qualified stated interest, will be considered to have purchased the Note at an "acquisition premium." Under the acquisition premium rules, the amount of OID that such U.S. Holder must include in its gross income with respect to such Note for any taxable year (or portion thereof in which the U.S. Holder holds the Note) will be reduced (but not below zero) by the portion of the acquisition premium properly allocable to the period.

     Under the Final OID Regulations, Floating Rate Notes are either treated as variable rate debt instruments or contingent payment debt obligations and are subject to special rules. A Note is a "variable rate debt instrument" if (a) its issue price does not exceed the total noncontingent principal payments due under the Note by more than a specified de minimis amount and (b) it provides for stated interest, paid or compounded at least annually, at current values of (i) one or more qualified floating rates, (ii) a single fixed rate and one or more qualified floating rates, (iii) a single objective rate, or (iv) a single fixed rate and a single objective rate that is a qualified inverse floating rate.

     A "qualified floating rate" is any floating rate that can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the note is denominated (for example, LIBOR). Although a multiple of a qualified floating rate will generally not constitute a qualified floating rate, a variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than zero but not more than
1.35 will constitute a qualified floating rate. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than zero but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, under the Final OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the note together will constitute a single qualified floating rate. Two or more qualified floating rates will be conclusively presumed to meet the requirements of the preceding sentence if the value of all rates on the issue date are within 25 basis points of each other.

     The Final OID Regulations provide that an otherwise qualified floating rate that has restrictions will not be a qualified floating rate unless the restrictions fall into one of the following categories: (a) a cap, a floor or a periodic adjustment restriction (a "governor") that is fixed throughout the term of the note, (b) a cap or similar restriction that is not reasonably expected as of the issue date significantly to decrease the yield on the note, (c) a floor or similar restriction that is not reasonably expected as of the issue date to significantly increase the yield on the note, or (d) a governor or similar restriction that is not reasonably expected as of the issue date significantly to increase or decrease the yield on the note. Floating Rate Notes subject to caps, floors, or governors that do not meet the above requirements could be treated as debt instruments providing for contingent payments.

     An "objective rate" is a rate other than a qualified floating rate, that is determined by a single fixed formula and is based on (i) one or more qualified floating rates, (ii) one or more rates each of which would be a qualified floating rate for a debt instrument denominated in a currency other than the currency in which the Note is denominated, (iii) the yield or the changes in the price of one or more items of actively traded personal property (other than stock or debt of the issuer or a related party), (iv) a combination of these objective rates, or (v) other rates designated from time to time by the Internal Revenue Service (the "IRS"). Despite the foregoing, a variable rate of interest on a Floating Rate Note will not constitute an objective rate if it is reasonably expected that the average value of the rate during the first half of the Floating Rate Note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Note's term. A "qualified inverse floating rate" is any objective rate that is equal to a fixed rate minus a qualified floating rate, and that reasonably can be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds disregarding permissible restrictions discussed above in the definition of a qualified floating rate.

     The Final OID Regulations also provide that if a variable rate debt instrument provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on such instrument's issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or an objective rate, as the case may be. A fixed rate and a variable rate will be conclusively presumed to meet the requirements of the preceding sentence if the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points.

     If a Floating Rate Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof qualifies as a "variable rate debt instrument" under the Final OID Regulations, then any stated interest on the Floating Rate Note which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest and will be taxed accordingly. Thus, a Floating Rate Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term of the Floating Rate Note and that qualifies as a "variable rate debt instrument" under the Final OID Regulations will generally not be treated as having been issued with OID unless the Floating Rate Note is issued at a "true" discount (i.e., at a price below the Floating Rate Note's stated principal amount) in excess of a specified de minimis amount. OID on such a Floating Rate Note arising from "true" discount is allocated to an accrual period using the constant yield method described above by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date, of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the Floating Rate Note.

     Special tax considerations (including possible original issue discount) may arise with respect to Floating Rate Notes providing for (i) one Interest Rate Basis followed by one or more Interest Rate Bases, (ii) a single fixed rate followed by a qualified floating rate, or (iii) a Spread Multiplier. Purchasers of Floating Rate Notes with any of such features should carefully examine the applicable Pricing Supplement and should consult their tax advisors with respect to such a feature because the tax consequences will depend, in part, on the particular terms of the purchased Note. Special rules may apply if a Floating Rate Note bears interest at an objective rate and it is reasonably expected that the average value of the rate during the first half of the Note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Note's term. Special rules may also apply if a Floating Rate Note is subject to a cap, floor, governor or similar restriction that is not fixed throughout the term of the Note and is reasonably expected as of the issue date to cause the yield on the Note to be significantly less or more than the expected yield determined without the restriction.

     To determine the amount and accrual of OID and qualified stated interest on any other Floating Rate Note that qualifies as a "variable rate debt instrument," the Final OID Regulations provide that the Floating Rate Note is to be converted into a hypothetical "equivalent" fixed rate debt instrument that has terms identical to the Floating Rate Note, except that the hypothetical Floating Rate Note has fixed rates substituted for the qualified floating rates or objective rate provided under the Floating Rate Note. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Floating Rate Note is converted into a fixed rate that reflects the yield that is reasonably expected for the Floating Rate Note. In the case of a Floating Rate Note that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Floating Rate Note provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Floating Rate Note as of the Floating Rate Note's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Floating Rate Note is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

     Once the Floating Rate Note is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amount of OID and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the general OID rules to the equivalent fixed rate debt instrument. A U.S. Holder of the Floating Rate Note will account for such OID and qualified stated interest as if the U.S. Holder held the "equivalent" fixed rate debt instrument. Appropriate adjustments will be made in each accrual period in the amount of qualified stated interest or OID assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Floating Rate Note during the accrual period.

     If a Floating Rate Note does not qualify as a "variable rate debt instrument" under the Final OID Regulations, then the Floating Rate Note would be treated as a contingent payment debt obligation. As mentioned in the introductory paragraph, it is not entirely clear under current law how a Floating Rate Note would be taxed if such Note were treated as a contingent payment debt obligation. The proper United States Federal income tax treatment of Floating Rate Notes that are treated as contingent payment debt obligations will be more fully described in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, (i) all of the Notes may be redeemable at the option of the Company prior to their Stated Maturity (a "call option") and/or (ii) certain of the Notes may be repayable at the option of the holder prior to their Stated Maturity (a "put option"). Notes containing such features may be subject to rules that differ from the general rules discussed above. Investors intending to purchase Notes with such features should consult their own tax advisors, since the OID consequences will depend, in part, on the particular terms and features of the purchased Notes.

     Under the Final OID Regulations, the IRS can apply or depart from the Final OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a Note or applying the regulations described above is to achieve a result that is unreasonable in light of the purpose of the applicable statutes (which generally are intended to achieve the clear reflection of income for both borrowers and lenders).

     U.S. Holders may generally, upon election, include in income all interest (including stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) that accrues on a debt instrument by using the constant yield method applicable to OID, subject to certain limitations and exceptions.

  Subsequent Interest Periods and Extension of Maturity

     If so specified in the Pricing Supplement relating to an issue of Notes, the interest rate or Stated Maturity of such Notes may be reset or extended, at the option of the Company. See "Description of Medium-Term Notes, Series
A -- Subsequent Interest Periods" and "-- Extension of Maturity." The treatment of a holder of Notes with respect to which such an option has been exercised and who does not elect to have the Company repay such Notes on the applicable Optional Reset Date or "old" Stated Maturity date will depend on the terms established for such Notes by the Company pursuant to the exercise of such option ("revised terms"). Depending on the particular circumstances, such holder may be treated as having surrendered such Notes for new Notes with the revised terms in either a taxable exchange or a recapitalization qualifying for nonrecognition of gain or loss.

  Short-Term Notes

     Notes that have a fixed maturity of one year or less ("Short-Term Notes") will be treated as having been issued with OID. U.S. Holders that do not use the accrual method of accounting for tax purposes generally will not be required to recognize OID on Short-Term Notes until they receive payment on such Notes. U.S. Holders on the accrual method, regulated investment companies, common trust funds, and certain others, however, must accrue OID on Short-Term Notes on a straight-line basis unless they elect to accrue the OID on a constant yield basis with daily compounding. For this purpose, OID on a Short-Term Note is the amount by which the total principal and interest payments on such Note exceed its issue price. U.S. Holders may elect to include OID on Short-Term Notes in income based on acquisition discount rather than OID. Acquisition discount is the excess of a Short-Term Note's stated redemption price at maturity over the U.S. Holder's basis in the Note. Gain recognized on the sale or exchange of a Short-Term Note by a U.S. Holder that has not accrued OID or acquisition discount on the Short-Term Note, to the extent attributable to accrued interest and OID (or acquisition discount), is treated as ordinary income. Such a U.S. Holder also must defer deductions for net interest expense on any borrowing attributable to the Short-Term Note to the extent that the expense does not exceed accrued but unrecognized interest and OID (or acquisition discount) on the Note.

  Amortizing Notes

     Payments in respect of interest on an Amortizing Note will be includible as described under "-- Payments of Interest" above. Amounts received in respect of principal will reduce the U.S. Holder's basis in such Note. In the case of an Amortizing Note that is also an Original Issue Discount Note, each payment (other than a payment of qualified stated interest) is treated first as a payment of original issue discount to the extent of the original issue discount that has accrued as of the date of payment and has not been allocated to prior payments and second as a payment of principal. Payments other than payments of qualified stated interest reduce the holder's basis in the Note.

  Market Discount

     If a U.S. Holder purchases a Note, other than a Note issued with OID, for an amount that is less than its issue price (or, in the case of a subsequent purchaser, its stated redemption price at maturity) or purchases a Note issued with OID for an amount that is less than the Note's adjusted issue price as of the purchase date, the amount of the difference will be treated as "market discount". A Note is not treated as purchased at a market discount, however, if the market discount is less than 1/4 of 1 percent of the stated redemption price at maturity (or the adjusted issue price in the case of a Note issued with OID) multiplied by the number of complete years remaining to maturity ("de minimis market discount").

     A U.S. Holder of a Note purchased at a market discount (other than a de minimis market discount) will be required to treat any partial principal payment (or, in the case of a Note issued with OID, any payment that does not constitute qualified stated interest) on, or any gain realized on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the lesser of (i) the amount of such payment or realized gain or (ii) the market discount that has not previously been included in income and is treated as having accrued on such Note at the time of such payment or disposition. Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless the U.S. Holder elects to accrue market discount on the basis of semiannual compounding.

     A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a Note with market discount until the maturity of the Note or its earlier disposition in a taxable transaction, because a current deduction is only allowed to the extent the interest expense exceeds an allocable portion of market discount. A U.S. Holder may elect to include market discount in income currently as it accrues (on either a ratable or semiannual compounding basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the Note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for United States Federal income tax purposes. This election to include market discount in income currently, once made, applies to all market discount obligations acquired in or after the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.

  Amortizable Bond Premium

     If a U.S. Holder purchases a Note for an amount that is greater than its stated redemption price at maturity, such U.S. Holder will be considered to have purchased the Note with "amortizable bond premium" equal in amount to such excess. A U.S. Holder may elect to amortize such premium using a constant yield method over the remaining term of the Note and may reduce interest on the Note otherwise required to be included in income during any taxable year by the amortizable premium allocable to the taxable year. However, if the Note may be optionally redeemed after the U.S. Holder acquires it at a price in excess of its stated redemption price at maturity, special rules would apply that could result in a deferral of the amortization of some bond premium until later in the term of the Note. If the U.S. Holder does not make such an election, the premium will decrease the gain or increase the loss otherwise recognized on disposition of the Note. Amortized bond premium will reduce the U.S. Holder's basis in the Note. An election to amortize bond premium will apply to certain other debt instruments that the U.S. Holder acquired at a premium, and the election may have different tax consequences depending on when the debt instruments were issued or acquired.

  Disposition of a Note

     Except as discussed above and except to the extent that gain or loss is attributable to accrued but unpaid qualified stated interest or accrued market discount, upon the sale, exchange or retirement of a Note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement of the Note and such U.S. Holder's adjusted tax basis in the Note. A U.S. Holder's adjusted tax basis in a Note generally will equal such U.S. Holder's initial investment in the Note increased by any OID included in income (and accrued market discount or acquisition discount, if any, if the U.S. Holder has included such market discount or acquisition discount in income) and decreased by the amount of any payments previously received, other than qualified stated interest payments, and by any amortized bond premium with respect to such Note. Except as described above with respect to certain Short-Term Notes or with respect to market discount that has not been included as income, such gain or loss will be capital gain or loss and generally will be long-term if the Note were held for more than one year.

NON-U.S. HOLDERS

     A non-U.S. Holder will not be subject to withholding of United States Federal income tax on payment of principal, premium (if any) or interest (including OID, if any) on a Note, unless such non-U.S. Holder directly or indirectly owns at least 10% of the voting power in the Company's stock, or is a controlled foreign corporation related to the Company or a bank receiving interest described in section 881(c)(3)(A) of the Code, if the non-U.S. Holder certifies, on IRS Form W-8 or other substantially similar form, that the Holder is not a U.S. person. To qualify for the exemption from taxation, the last United States payor in the chain of payment prior to payment to a non-U.S. Holder (the "Withholding Agent") must have received in the year in which a payment of interest or principal occurs, or in either of the two preceding calendar years, a statement that (i) is signed by the beneficial owner of the Note under penalties of perjury, (ii) certifies that such owner is not a U.S. Holder and (iii) provides the name and address of the beneficial owner. The statement may be made on an IRS Form W-8 or a substantially similar form, and the beneficial owner must inform the Withholding Agent of any change in the information on the statement within 30 days of such change. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent. However, in such case, the signed statement must be accompanied by a copy of the IRS Form W-8 or the substitute form provided by the beneficial owner to the organization or institution. The Treasury Department is considering implementation of further certification requirements aimed at determining whether the issuer of a debt obligation is related to holders thereof.

     If a non-U.S. Holder of a Note cannot satisfy the requirements of the "portfolio interest" exception described above, payments of premium (if any) and interest (including OID, if any) made to such non-U.S. Holder will be subject to a 30% withholding tax unless the beneficial owner of the Note provides the Company or its Paying Agent, as the case may be, with a properly executed (1) IRS Form 1001 (or successor form) claiming an exemption from withholding under the benefit of a tax treaty or (2) IRS Form 4224 (or successor form) stating that interest paid on the Note is not subject to withholding tax because it is effectively connected with the beneficial owner's conduct of a trade or business in the United States.

     If a non-U.S. Holder of a Note is engaged in a trade or business in the United States and premium (if any) or interest (including OID, if any) on the
Note is effectively connected with the conduct of such trade or business, the non-U.S. Holder, although exempt from the withholding tax discussed above, will be subject to United States Federal income tax on such interest and OID, if any, on a net income basis in the same manner as if it were a U.S. Holder. In addition, if such holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, such premium (if any) and interest (including OID, if any) on a Note will be included in such foreign corporation's earnings and profits.

     Generally, a non-U.S. Holder will not be subject to United States Federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a Note, provided the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. Holder. Additionally, a non-U.S. Holder who is a non-resident alien individual who is present in the U.S. for 183 days or more during the taxable year when the sale or exchange occurs may be subject to federal income taxation on the gain realized on the disposition if certain other conditions are met. In that case, the capital gain is generally subject to a 30% tax. Certain other exceptions may be applicable, and a non-U.S.

Holder should consult its tax advisor in this regard. A Note held by an individual who is not a citizen or resident of the United States (as defined for United States Federal estate tax purposes) will not be subject to United States Federal estate tax as a result of such individual's death, if at the time of death the individual did not directly or indirectly own 10% or more of the total combined voting power of the Company's stock, unless such individual held such
Note in connection with the conduct of a United States trade or business.

FOREIGN CURRENCY NOTES

     The following summary relates to Notes that are denominated in a currency or currency unit other than the U.S. dollar ("Foreign Currency Notes").

     Payment of Interest. A U.S. Holder who uses the cash method of accounting and who receives a payment of interest in a foreign currency with respect to a Foreign Currency Note, other than an Original Issue Discount Note on which original issue discount is accrued on a current basis (except to the extent any qualified stated interest is received) or a Note on which market discount is currently accrued, will be required to include in income the U.S. dollar value of the foreign currency payment (determined on the date such payment is received) regardless of whether the payment is in fact converted to U.S. dollars at that time. Such U.S. dollar value will be the U.S. Holder's tax basis in the foreign currency received. A cash method U.S. Holder who receives such a payment in U.S. dollars pursuant to an option available under such Note will be required to include the amount of such payment in income upon receipt.

     To the extent the above paragraph is not applicable, a U.S. Holder will be required to include in income the U.S. dollar value of the amount of interest income (including original issue discount or market discount, but reduced by acquisition premium and amortizable bond premium to the extent applicable) that has accrued and is otherwise required to be taken into account with respect to a Foreign Currency Note during an accrual period. Unless the U.S. Holder makes the "Spot Rate Convention Election" discussed in the next paragraph, the U.S. dollar value of such accrued income will be determined by translating such income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within each taxable year. The average rate of exchange for the accrual period (or partial period) is the simple average of the exchange rates for each business day of such period (or other method if such method is reasonably derived and consistently applied). Such U.S. Holder will recognize ordinary gain or loss with respect to accrued interest income on the date such income is received. The amount of ordinary gain or loss recognized will equal the difference between the U.S. dollar value of the foreign currency payment received determined on the date such payment is received in respect of such accrual period and the U.S. dollar value of interest income that has accrued during such accrual period (as determined above).

     Spot Rate Convention Election. A U.S. Holder may elect to translate accrued interest income into U.S. dollars at the exchange rate in effect on the last day of an accrual period for the original issue discount, market discount or accrued interest, or in the case of an accrual period that spans two taxable years, at the exchange rate in effect on the last day of the taxable year. Additionally, if a payment of such income is actually received within five business days of the last day of the accrual period or taxable year, an electing U.S. Holder may instead translate such income into U.S. dollars at the exchange rate in effect on the day of actual receipt. Any such election will apply to all debt instruments held by the U.S. Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. Holder, and may not be revoked without the consent of the IRS.

     Purchase, Sale, Exchange or Retirement. A U.S. Holder's tax basis in a Foreign Currency Note will be the U.S. dollar value of the foreign currency amount paid for such Foreign Currency Note, determined on the date of such purchase, plus the foreign currency amount of any adjustment on account of original issue discount, market discount, acquisition premium or bond premium. A U.S. Holder who converts U.S. dollars to a foreign currency and immediately uses that currency to purchase a Foreign Currency Note denominated in the same currency normally will not recognize gain or loss in connection with such conversion and purchase. However, a U.S. Holder who purchases a Foreign Currency Note with previously owned foreign currency will recognize ordinary income or loss in an amount equal to the difference, if any, between such U.S. Holder's tax basis in the foreign currency and the U.S. dollar fair market value of the Foreign Currency Note on the date of purchase.

     For purposes of determining the amount of any gain or loss recognized by a U.S. Holder on the sale, exchange or retirement of a Foreign Currency Note, the amount realized upon such sale, exchange or retirement will be the U.S. dollar value of the foreign currency received, determined on the date of sale, exchange or retirement. A U.S. Holder will have a tax basis in any foreign currency received on the sale, exchange or retirement of a Foreign Currency Note equal to the U.S. dollar value of such foreign currency, determined at the time of such sale, exchange or retirement.

     Gain or loss realized upon the sale, exchange or retirement of a Foreign Currency Note that is attributable to fluctuations in currency exchange rates will be ordinary income or loss. Such gain or loss will not be treated as interest income or expense. Such foreign currency gain or loss will equal the difference between (i) the U.S. dollar value of the foreign currency principal amount of such Foreign Currency Note and any payment with respect to accrued interest, determined on the date such Note is disposed of, and (ii) the U.S. dollar value of the foreign currency principal amount of such Note, determined on the date such U.S. Holder acquired such note, and the U.S. dollar value of the accrued interest received, determined by translating such interest at the average exchange rate for the accrual period or with reference to the "Spot Rate Convention Election" as described above. The foreign currency principal amount of a Foreign Currency Note generally equals the issue price in foreign currency of such Note. Such foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by a U.S. Holder on the sale, exchange or retirement of the Foreign Currency Note. The source of such foreign currency gain or loss will be determined by reference to the residence of the U.S. Holder or the "qualified business unit" of the holder on whose books the Note is properly reflected.

     Any gain or loss recognized by such a holder in excess of such foreign currency gain or loss will be capital gain or loss (except to the extent of any accrued market discount or, in the case of a short-term Original Issue Discount Note, any original issue discount to the extent such market discount or original issue discount has not been previously included in the U.S. Holder's income).

     The Section 988 Regulations provide a special rule for purchases and sales of Foreign Currency Notes traded on an established securities market by a cash basis taxpayer under which units of foreign currency paid or received are translated into U.S. dollars at the spot rate on the settlement date of the purchase or sale. Accordingly, no exchange gain or loss will result from currency fluctuations between the trade date and the settlement of such a purchase or sale. An accrual basis taxpayer may elect the same treatment required of cash basis taxpayers with respect to purchases and sales of Foreign Currency Notes traded on an established securities market provided the election is applied consistently. Such election cannot be changed without the consent of the IRS. Any gain or loss realized by a U.S. Holder on a sale or other disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase Foreign Currency Notes) will be ordinary income or loss.

     Original Issue Discount. Original issue discount for any accrual period on an Original Issue Discount Note that is a Foreign Currency Note will be determined in the relevant foreign currency and then translated into U.S. dollars in the same manner as stated interest accrued by an accrual basis U.S. Holder, as described above under "Payment of Interest." Upon the receipt of an amount attributable to original issue discount (whether in connection with a payment of interest or the sale or retirement of a Note), a U.S. Holder may recognize ordinary income or loss.

     Premium and Market Discount. In the case of a Foreign Currency Note, market discount will be determined in the relevant foreign currency. The amount of accrued market discount (other than market discount currently included in income pursuant to an election by the holder) which is required to be recognized on the disposition of the Note will be translated into U.S. dollars based on the exchange rate on the disposition date. No part of such accrued market discount will be treated as exchange gain or loss. Accrued market discount that a holder elects to accrue into income currently is translated into U.S. dollars using the average exchange rate in effect during the accrual period. In such case, movement in the exchange rate between the accrual date and disposition date will result in exchange gain or loss at the time of the disposition with respect to the amount of the market discount accrued.

     In the case of a Foreign Currency Note, bond premium which the holder elected to amortize or acquisition premium will be computed in the relevant foreign currency and will reduce interest income or original issue discount determined in such foreign currency. Exchange gain or loss will be realized with respect to amortizable bond premium or acquisition premium by treating the portion of the premium amortized with respect to any period as a return of principal. The Section 988 Regulations provide that if a holder does not elect to amortize bond premium, any loss realized on the sale, exchange or retirement of a Foreign Currency Note will be capital loss to the extent of such bond premium.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     Under current U.S. federal income tax law, information reporting requirements apply to certain payments of principal, premium and interest (including OID) paid on Notes, and to the proceeds of sales of Notes made to U.S. Holders, other than certain exempt recipients (such as corporations). Backup withholding of the United States Federal income tax at a rate of 31% may apply to payments made in respect of Notes to registered owners who are not "exempt recipients" or who fail to comply with certain procedures for providing certain identifying information (such as the registered owner's taxpayer identification number) in the required manner.

     Upon the sale of a Note to (or through) certain brokers, the broker must withhold 31% of the entire purchase price, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Holder, certifies that such seller is a non-U.S. Holder (and certain other conditions are met). Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

     Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States Federal income tax provided the required information is furnished to the IRS.

                              PLAN OF DISTRIBUTION

     The Notes are being offered on a continuous basis by the Company through Salomon Brothers Inc, BA Securities, Inc., NationsBanc Capital Markets, Inc. and UBS Securities Inc., as Agents, each of whom has agreed to use its reasonable best efforts to solicit purchases of the Notes. The Company will pay each Agent a commission, in the form of a discount ranging from .125% to .750% of the principal amount of any Note, depending upon maturity of the Note up to and including 30 years, and as agreed upon at the time of sale for Notes with Stated Maturities greater than 30 years, sold through such Agent. The Company also may sell the Notes to one or more of the Agents as principal at a discount for resale to investors or other purchasers at varying prices related to prevailing market prices at the time of resale, to be determined by such Agent or, if so agreed, at a fixed public offering price. In addition, the Company has reserved the right to sell the Notes directly to investors on its own behalf in those jurisdictions where it is authorized to do so or as otherwise provided in the applicable Pricing Supplement. In the case of sales made directly by the Company, no commission will be payable. The Company has agreed to reimburse the Agents for certain expenses.

     In addition, the Agents may offer the Notes they have purchased as principal to other dealers. The Agents may sell Notes to any dealer at a discount and, unless otherwise specified in the applicable Pricing Supplement, such discount allowed to any dealer will not be in excess of the discount to be received by such Agent from the Company. Unless otherwise indicated in the applicable Pricing Supplement, any Note sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to any agency sale of a Note of identical maturity, and may be resold by the Agent to investors and other purchasers as described above. After the initial public offering of Notes to be resold to investors and other purchasers on a fixed public offering price basis, the public offering price (in the case of Notes to be sold at a fixed public offering price), the concession and the discount may be changed.

     The Company will have the sole right to accept offers to purchase Notes and may reject any proposed purchase of Notes in whole or in part. Each Agent will have the right, in its discretion reasonably exercised, to reject any offer to purchase Notes received by it in whole or in part.

     The Company has agreed to indemnify each Agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Act"), or to contribute to payments such Agent may be required to make in respect thereof. Each Agent may be deemed to be an "underwriter" within the meaning of the Act.

     Agents or their affiliates in the ordinary course of their business have engaged and in the future may engage from time to time in transactions with and perform services for the Company.

     Affiliates of each of BA Securities, Inc., NationsBanc Capital Markets, Inc. and UBS Securities Inc. are agent banks and lenders to the Company under the Company's Credit Facilities. To the extent that the proceeds hereof are used to repay such indebtedness, each such affiliate will receive its proportionate share of any repayment by the Company of amounts outstanding under such Credit Facilities from the proceeds of the offering of the Notes. Because more than 10% of the net proceeds of this offering may be paid to such affiliates, each a member of the National Association of Securities Dealers, Inc. (the "NASD") and a participant in the distribution of the Notes, this offering is being made pursuant to the provisions of Article III, Section 44(c)(8) of the NASD Rules of Fair Practice.

     Payment of the purchase price of the Notes will be required to be made in immediately available funds on the date of settlement.

     No Note will have an established trading market when issued. Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be listed on any securities exchange. Each of the Agents may from time to time purchase and sell Notes in the secondary market, but it is not obligated to do so, and there can be no assurance that there will be a secondary market for the Notes or liquidity in the secondary market if one develops. From time to time, each of the Agents may make a market in the Notes.

     Concurrently with the offering of Notes described herein, the Company may issue other Debt Securities described in the accompanying Prospectus pursuant to the Indentures.

                               VALIDITY OF NOTES

     The validity of the Notes will be passed upon for the Company by Andrews & Kurth L.L.P., Houston, Texas, and for the Agents by Simpson Thacher & Bartlett (a partnership which includes professional corporations), New York, New York. The opinions of Andrews & Kurth L.L.P. and Simpson Thacher & Bartlett will be conditioned upon, and subject to, certain assumptions as to future actions required to be taken in connection with the issuance and sale of the Notes and as to other events that may affect the validity of the Notes but which cannot be ascertained on the date of such opinions.

***************************************************************************
*                                                                         *
*  INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A  *
*  REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED     *
*  WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT  *
*  BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE        *
*  REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT    *
*  CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY     *
*  NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH  *
*  SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO            *
*  REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH    *
*  STATE.                                                                 *
*                                                                         *
***************************************************************************


SUBJECT TO COMPLETION, DATED NOVEMBER 7, 1995

PROSPECTUS                                                                   [UNION TEXAS LOGO]
UNION TEXAS PETROLEUM HOLDINGS, INC.
DEBT SECURITIES

Union Texas Petroleum Holdings, Inc. (the "Company") may offer from time to time unsecured debt securities ("Debt Securities") consisting of debentures, notes and/or other evidences of unsecured indebtedness in one or more series, or any combination of the foregoing, at an aggregate initial offering price not to exceed $100,000,000, or its equivalent if some or all of the Debt Securities are denominated in one or more foreign currencies, at prices and on terms to be determined at or prior to the time of sale in light of market conditions at the time of sale.

Specific terms of the particular Debt Securities in respect of which this Prospectus is being delivered will be set forth in one or more accompanying Prospectus Supplements (each a "Prospectus Supplement"), together with the terms of the offering of the Debt Securities and the initial price and the net proceeds to the Company from the sale thereof. The Prospectus Supplement will set forth with regard to the particular Debt Securities, without limitation, the following: the specific designation, aggregate principal amount, ranking as senior debt or subordinated debt, authorized denomination, maturity, rate or method of calculation of interest and dates for payment thereof, any exchangeability, conversion, redemption, prepayment or sinking fund provisions, the currency or currencies or currency unit or currency units in which principal, premium, if any, or interest, if any, is payable, any modifications of or additions to the covenants described in this Prospectus and any other specific terms thereof. The Company's obligations under the Debt Securities will not be guaranteed by any of its subsidiaries. The amounts payable by the Company in respect of Debt Securities may be calculated by reference to the value, rate or price of one or more specified commodities, currencies or indices to the extent set forth in the Prospectus Supplement. The Prospectus Supplement will also contain information, where applicable, about certain United States federal income tax considerations relating to the Debt Securities covered by the Prospectus Supplement.

The Company may sell the Debt Securities directly, through agents designated from time to time or through underwriters or dealers. If any agents of the Company or any underwriters or dealers are involved in the sale of the Debt Securities, the names of such agents, underwriters or dealers, any applicable commissions and discounts, and the net proceeds to the Company will be set forth in the applicable Prospectus Supplement. See "Plan of Distribution" for possible indemnification arrangements for agents, underwriters and dealers.

                             ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

The date of this Prospectus is                     , 1995.

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT, AND, IF GIVEN OR MADE, ANY SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY DEBT SECURITIES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF OR THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             ---------------------

                             AVAILABLE INFORMATION

     Union Texas Petroleum Holdings, Inc. is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of the Commission's Regional Offices located at 7 World Trade Center, 13th Floor, New York, NY 10048 and 500 West Madison Street, Suite 1400, Chicago, IL 60661. Copies of such materials can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, at prescribed rates. In addition, the Company's common stock, par value $.05 per share, is listed on the New York Stock Exchange and the Pacific Stock Exchange, and the Company's 8.25% Senior Notes due 1999 (the "8.25% Senior Notes") are listed on the New York Stock Exchange. The Company's reports, proxy statements and other information filed under the Exchange Act may also be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, NY 10005 and the Pacific Stock Exchange, 301 Pine Street, San Francisco, CA 94104.

     The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement and to the exhibits and schedules filed therewith. All of these documents may be inspected without charge at the Commission's principal office in Washington, D.C., and copies thereof may be obtained from the Commission at the prescribed rates or may be examined without charge at the public reference facilities of the Commission.

                             ---------------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission (File No. 1-9019) pursuant to the Exchange Act are incorporated herein by reference: the Company's Annual Report on Form 10-K for the year ended December 31, 1994; its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995 and its Current Reports on Form 8-K filed January 20, 1995, February 7, 1995, February 22, 1995, March 16, 1995, March 17, 1995, April 10,
1995, April 28, 1995, May 4, 1995, May 18, 1995, June 28, 1995, July 14, 1995,
July 25, 1995, July 28, 1995, August 18, 1995, September 25, 1995 and October 2, 1995.

     All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of any series of Debt Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified shall not be deemed to constitute a part of this Prospectus except as so modified, and any statement so superseded shall not be deemed to constitute part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all documents which are incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to the Company, at its principal executive offices at 1330 Post Oak Boulevard, Houston, TX 77056, Attention:
Corporate Secretary, telephone (713) 623-6544.
                             ---------------------

     Quantities of natural gas are expressed in this Prospectus in terms of thousand cubic feet ("Mcf"), million cubic feet ("MMcf") or billion cubic feet ("Bcf"). Oil is quantified in terms of barrels ("Bbls"). Gas is converted into a barrel of oil equivalent ("boe") based on 5.8 Mcf of gas to one barrel of oil.

                                  THE COMPANY

     The Company, the successor to a corporation founded in 1896, is an independent (non-integrated) oil and gas company with worldwide operations. At December 31, 1994, the Company had net proved oil and gas reserves of 411 million boe. In addition, the Company recorded approximately 45 million boe of proved reserves as of July 1, 1995 as a result of the Company's acquisition of an interest in Block 16/26 in the central U.K. North Sea, which includes the Alba field. The Company's average net daily oil and gas production during the first nine months of 1995 was approximately 50,000 Bbls and 409 MMcf, respectively. Substantially all of the Company's oil and gas activities are currently conducted outside of the United States, primarily in Indonesia, the U.K. sector of the North Sea and Pakistan. The Company participates worldwide in new venture exploration for oil and gas. The Company also owns an interest in a U.S.-based petrochemical business.

     As used herein, the "Company" means Union Texas Petroleum Holdings, Inc. and its subsidiaries unless the context requires otherwise. Two limited partnerships organized and controlled by an affiliate of Kohlberg Kravis Roberts & Co. own approximately 25% of the Company's issued and outstanding common stock. The address and telephone number of the Company's principal executive offices are 1330 Post Oak Boulevard, Houston, TX 77056, (713) 623-6544.

                                USE OF PROCEEDS

     The Company intends to use the net proceeds from the sale of the Debt Securities for general corporate purposes, which may include the repayment of outstanding indebtedness. Pending application, such proceeds may be invested in short-term obligations or qualified government or marketable securities. Any specific allocations of the proceeds to a particular purpose that have been made at the date of any Prospectus Supplement will be described therein.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The Company's ratio of earnings to fixed charges was as follows for the years and periods indicated:

                                              NINE MONTHS
                                                 ENDED
        YEARS ENDED DECEMBER 31,             SEPTEMBER 30,
----------------------------------------     --------------
1990     1991     1992     1993     1994     1994     1995
----     ----     ----     ----     ----     ----     -----
3.47     4.94     7.93     1.61     7.31     7.49      5.91

     For purposes of computing the ratio of earnings to fixed charges, earnings consist of pretax income plus fixed charges (excluding interest capitalized during the period). Fixed charges consist of interest expense, capitalized interest, amortization of discount and financing costs and the portion of rent expense which is deemed to be representative of the interest component of rent expense. During the third quarter of 1993, the Company recorded a non-cash charge to depreciation, depletion and amortization of $103 million pretax ($48 million after-tax) for the write-down of its investment in the U.K. North Sea's Piper field. Excluding the effect of the Piper write-down, the ratio of earnings to fixed charges for 1993 would have been 4.45.

                       DESCRIPTION OF THE DEBT SECURITIES

     The following description of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate ("Offered Debt Securities"). The particular terms of the Offered Debt Securities and the extent to which such general provisions may apply will be described in a Prospectus Supplement relating to such Offered Debt Securities.

     The Debt Securities will be general unsecured obligations of the Company and will constitute either senior debt securities or subordinated debt securities. In the case of Debt Securities that will be senior debt securities ("Senior Debt Securities"), the Debt Securities will be issued under an Indenture, as amended (the "Senior Indenture") between the Company and The First National Bank of Chicago, as trustee under the Senior Indenture. In the case of Debt Securities that will be subordinated debt securities ("Subordinated Debt Securities"), the Debt Securities will be issued under an Indenture (the "Subordinated Indenture") to be entered into between the Company and The First National Bank of Chicago, as trustee under the Subordinated Indenture. The Senior Indenture and the Subordinated Indenture are sometimes hereinafter referred to individually as an "Indenture" and collectively as the "Indentures." Copies of the Senior Indenture and the form of the Subordinated Indenture have been filed or incorporated by reference as exhibits to the Registration Statement. The First National Bank of Chicago, as trustee under each of the Indentures (and any successor thereto under each Indenture), is referred to herein as the "Trustee." The statements under this caption relating to the Debt Securities and the Indentures are summaries only and do not purport to be complete. Such summaries make use of terms defined in the Indentures. Wherever such terms are used herein or particular provisions of an Indenture are referred to, such terms or provisions, as the case may be, are incorporated by reference as part of the statements made herein, and such statements are qualified in their entirety by such reference. Certain defined terms in the Indentures are capitalized herein. The italicized references below apply to the article or section numbers in the Senior Indenture and Subordinated Indenture, respectively, or to both Indentures if only one reference is provided, unless otherwise indicated.

PROVISIONS APPLICABLE TO BOTH SENIOR AND SUBORDINATED DEBT SECURITIES

     The Indentures do not limit the aggregate principal amount of Debt Securities that can be issued thereunder and provide that Debt Securities may be issued from time to time thereunder in one or more series, each in an aggregate principal amount authorized by the Company prior to issuance. The Debt Securities may be issued at various times with different maturity dates and different principal repayment provisions, may bear interest at different rates, may be payable in currencies other than United States dollars, in composite currencies or in amounts determined by reference to the price, rate or value of one or more specified commodities, currencies or indices, and may otherwise vary, all as provided in the Indentures. The Company has from time to time entered into, and will in the future enter into, credit agreements to fund its operations, herein referred to collectively as the "Credit Facilities." Such credit agreements may be secured by the assets of the Company, secured by the assets of subsidiaries of the Company or guaranteed by subsidiaries of the Company. To the extent that the Credit Facilities are so secured or guaranteed, the lenders under such Credit Facilities may have priority over the holders of the Debt Securities with respect to the assets of the Company or its subsidiaries that secure such Credit Facilities and may have priority over the holders of the Debt Securities.

     General. Unless otherwise indicated in a Prospectus Supplement, the Debt Securities will not benefit from any covenant or other provision that would afford holders of such Debt Securities special protection in the event of a highly leveraged transaction involving the Company.

     Reference is made to the applicable Prospectus Supplement for the following terms of the Offered Debt Securities: (i) the title and aggregate principal amount of the Offered Debt Securities; (ii) the date or dates on which the Offered Debt Securities will mature; (iii) the rate or rates (which may be fixed or variable) per annum, if any, at which the Offered Debt Securities will bear interest or the method of determining such rate or rates; (iv) the date or dates from which such interest, if any, will accrue and the date or dates at which such interest, if any, will be payable; (v) the terms for redemption or early payment, if any, including any mandatory or optional sinking fund or analogous provision; (vi) the terms for conversion or exchange, if any, of the Offered Debt Securities; (vii) whether, and the extent to which, the Company's obligations under the Offered Debt Securities will be guaranteed by any of the Company's subsidiaries; (viii) whether such Offered Debt Securities will be issued in fully registered form or in bearer form or any combination thereof;
(ix) whether such Offered Debt Securities will be issued in the form of one or more global securities and whether such global securities are to be issuable in temporary global form or permanent global form; (x) information with respect to book-entry procedures, if any; (xi) the currency, currencies or currency unit or units in which such Offered Debt Securities will be denominated and in which the principal of, and premium and interest, if any, on such Offered Debt Securities will be payable; (xii) whether, and the terms and conditions on which, the Company or a holder may elect that, or the other circumstances under which, payment of principal of, or premium or interest, if any, on such Offered Debt Securities is to be made in a currency or currencies or currency unit or units other than that in which such Offered Debt Securities are denominated; (xiii) any index or formula to be used to determine the amount of payments of principal of (and premium, if any) and interest on such Offered Debt Securities and any commodities, currencies, currency units or indices, or value, rate or price, relevant to such determination; and (xiv) any other specific terms of the Offered Debt Securities. (Section 301) Reference is also made to the applicable Prospectus Supplement for information with respect to (x) the classification of the Offered Debt Securities as Senior Debt Securities or Subordinated Debt Securities, (y) the price (expressed as a percentage of the aggregate principal amount of the Offered Debt Securities) at which the Offered Debt Securities will be issued, if other than 100 percent, and (z) any additional covenants that may be included in the terms of the Offered Debt Securities.

     No service charge will be made for any registration of transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 305)

     The Company currently conducts all of its operations through subsidiaries, and the holders of Debt Securities will generally have a junior position to any claims of creditors and any preferred stockholders of the Company's subsidiaries. Claims of creditors of such subsidiaries, including trade creditors, secured creditors, taxing authorities and creditors holding guarantees, and claims of holders of any preferred stock will generally have priority as to the assets of such subsidiaries over the claims and equity interests of the Company and, thereby, indirectly, the holders of indebtedness of the Company, including the Debt Securities. See "-- Provisions Applicable Solely to Senior Debt Securities."

     Offered Debt Securities may be sold at a discount (which may be substantial) below their stated principal amount bearing no interest or interest at a rate which at the time of issuance is below market rates. Any material United States federal income tax consequences and other special considerations applicable thereto will be described in the Prospectus Supplement relating to any such Offered Debt Securities.

     If any of the Offered Debt Securities are sold for any foreign currency or currency unit or if the principal of, or premium or interest, if any, on any of the Offered Debt Securities is payable in any foreign currency or currency unit, the restrictions, elections, tax consequences, specific terms and other information with respect to such Offered Debt Securities and such foreign currency or currency unit will be set forth in the Prospectus Supplement relating thereto.

     Covenants. The Indentures require the Company to covenant, among other things, with respect to each series of Debt Securities: (i) to duly and punctually pay the principal of (and premium, if any) and interest, if any, on such series of Debt Securities; (ii) to maintain an office or agency in each Place of Payment where Debt Securities may be presented or surrendered for payment, transferred or exchanged and where notices to the Company may be served; (iii) if the Company shall act as its own Paying Agent for any series of Debt Securities, to segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest, if any, so becoming due; (iv) to deliver to the Trustee, within 120 days after the end of each fiscal year, a written statement to the effect that the Company has fulfilled all its obligations under the Indentures throughout such year; (v) to preserve its corporate existence; (vi) to maintain its properties; and (vii) to pay taxes and other claims, in each case, as required by the Indentures. (Article Eleven; Article Ten)

     Events of Default. Unless otherwise provided with respect to any series of Debt Securities, the following are Events of Default under each Indenture with respect to the Debt Securities of such series issued under the Indenture: (a) failure to pay principal of (or premium, if any, on) any Debt Security of such series when due; (b) failure to pay any interest on any Debt Security of such series when due, continued for 30 days; (c) failure to deposit any mandatory sinking fund payment, when due, in respect of the Debt Securities of such series; (d) failure to perform any other covenant of the Company in the applicable Indenture (other than a covenant included in the applicable Indenture for the benefit of a series of Debt Securities other than such series), continued for 60 days after written notice as provided in the applicable Indenture; (e) certain events of bankruptcy, insolvency or reorganization; and
(f) any other Event of Default as may be established with respect to Debt Securities of such series (including, without limitation, any Event of Default arising out of a default which results in the acceleration of certain Indebtedness or a default in the payment of any amounts due on certain Indebtedness). (Sections 301 and 601; Sections 301 and 501) If an Event of Default with respect to any outstanding series of Debt Securities occurs and is continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding Debt Securities of such series (subject to the following sentence, in the case of an Event of Default described in clause (a),
(b), (c) or (f) above) or at least 25% in principal amount of all outstanding Debt Securities under the Indenture (subject to the following sentence, in the case of other Events of Default) may declare the principal amount of all the Debt Securities of the applicable series (or of all outstanding Debt Securities under the applicable Indenture, as the case may be) to be due and payable immediately. If an Event of Default described in clause (e) shall occur, the principal amount of the Debt Securities of all series ipso facto shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder. At any time after a declaration of acceleration has been made, but before a judgment has been obtained, the holders of a majority in principal amount of the outstanding Debt Securities of such series (or all outstanding Debt Securities under the applicable Indenture, as the case may be) may, under certain circumstances, rescind and annul such acceleration. (Section 602; Section 502) Depending on the terms of other Indebtedness of the Company outstanding from time to time, an Event of Default under an Indenture may give rise to cross defaults on such other Indebtedness of the Company.

     Each Indenture provides that the Trustee will, within 90 days after the occurrence of a default in respect of any series of Debt Securities, give to the holders of the Debt Securities of such series notice of all uncured and unwaived defaults known to it; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or any interest on, or any sinking fund installment with respect to, any Debt Securities of such series, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of the Debt Securities of such series; and provided, further, that such notice shall not be given until at least 30 days after the occurrence of a default in the performance, or breach, of any covenant or warranty of the Company under such Indenture other than for the payment of the principal of (or premium, if any) or any interest on, or any sinking fund installment with respect to, any Debt Securities of such series. For the purpose of this provision, "default" with respect to Debt Securities of any series means any event which is, or after notice or lapse of time, or both, would become, an Event of Default with respect to the Debt Securities of such series. (Section 702; Section 602)

     The holders of a majority in principal amount of the outstanding Debt Securities of any series (or, in certain cases, all outstanding Debt Securities under the applicable Indenture) have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of such series (or of all outstanding Debt Securities under the applicable Indenture). (Section 612;
Section 512) Each Indenture provides that in case an Event of Default shall occur and be continuing with respect to the Debt Securities of any series, the Trustee shall exercise such of its rights and powers under the applicable Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. (Section 701; Section 601) Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under either Indenture at the request of any of the holders of the Debt Securities unless they shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request. (Section 703; Section 603)

     The holders of a majority in principal amount of the outstanding Debt Securities of any series (or, in certain cases, all outstanding Debt Securities under the applicable Indenture) may on behalf of the holders of all Debt Securities of such series (or of all outstanding Debt Securities under the applicable Indenture) waive any past default under the Indenture, except a default in the payment of the principal of (or premium, if any) or interest on any Debt Security or in respect of a provision which under the applicable Indenture cannot be modified or amended without the consent of the holder of each outstanding Debt Security affected. (Section 613; Section 513) The holders of a majority in principal amount of the outstanding Debt Securities affected thereby may on behalf of the holders of all such Debt Securities waive compliance by the Company with certain restrictive provisions of the Indenture. (Section 1110; Section 1008)

     The Company is required to furnish to the Trustee annually a statement as to the performance by the Company of certain of its obligations under each Indenture and as to any default in such performance. (Section 1109; Section
1007)

     Modification. Modifications and amendments of each Indenture may be made by the Company and the Trustee with the consent of the holders of a majority in principal amount of the outstanding Debt Securities under the Indenture affected thereby, provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Debt Security affected thereby,
(a) change the stated maturity date of the principal of, or any installment of interest on, any Debt Security, (b) reduce the principal amount of, or the premium (if any) or interest on, any Debt Security, (c) change the Place of Payment or currency, currencies, or currency unit or units of payment of principal of, or premium (if any) or interest on, any Debt Security, (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security or (e) reduce the percentage in principal amount of outstanding Debt Securities the consent of whose holders is required for modification or amendment of the Indentures or for waiver of compliance with certain provisions of the Indentures or for waiver of certain defaults. (Section 1002; Section 902)

     Each Indenture provides that the Company and the Trustee may, without the consent of any holders of Debt Securities, enter into supplemental indentures for the purposes, among other things, of adding to the Company's covenants, securing the Debt Securities, adding additional Events of Default, establishing the form or terms of Debt Securities or curing ambiguities or inconsistencies in the applicable Indenture, provided such action to cure ambiguities or inconsistencies shall not adversely affect the interests of the holders of the Debt Securities in any material respect. (Section 1001; Section 901)

     Consolidation, Merger and Sale of Assets. The Company, without the consent of any holders of outstanding Debt Securities, may consolidate with or merge into, or convey, transfer or lease its assets substantially as an entirety to, any Person, provided that the Person formed by such consolidation or into which the Company is merged or which acquires or leases the assets of the Company substantially as an entirety is a corporation, partnership or trust organized under the laws of any United States jurisdiction and assumes by supplemental indenture the Company's obligations on the Debt Securities and under the Indenture, that after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, and that certain other conditions are met. Upon compliance with these provisions by a successor Person, the Company will (except in the case of a lease) be relieved of its obligations under the Indenture and the Debt Securities. (Article Nine; Article Eight)

     Discharge and Defeasance. The Company may terminate its obligations under each Indenture with respect to Debt Securities of any series, other than its obligation to pay the principal of (and premium, if any) and interest on such Debt Securities and certain other obligations, if it
(i) irrevocably deposits or causes to be irrevocably deposited with the Trustee as trust funds money or U.S. Government Obligations maturing as to principal and interest sufficient to pay the principal of, any interest on, and any mandatory sinking funds in respect of, all outstanding Debt Securities of such series on the stated maturity of such payments or on any redemption date, (ii) has delivered to the Trustee an opinion of counsel to the effect that the holders of Debt Securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such discharge and will be subject to United States federal income tax on the same amount and in the same manner and at the same time as would have been the case if such discharge had not occurred, and (iii) complies with any additional conditions specified to be applicable with respect to the covenant defeasance of Debt Securities of such series, and no default or Event of Default with respect to the Debt Securities of such series shall have occurred and be continuing on the date of such deposit or, insofar as they relate to certain events of bankruptcy or insolvency, at any time in the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period). (Section 501; Section 401)

     The terms of any series of Debt Securities may also provide for legal defeasance pursuant to each Indenture. In such case, if the Company (i) irrevocably deposits or causes to be irrevocably deposited money or U.S. Government Obligations as described above and complies with the other provisions described above (except that the opinion referred to in clause (ii) above must be based on a ruling by the Internal Revenue Service or other change under applicable United States federal income tax law), (ii) makes a request to the Trustee to be discharged from its obligations on the Debt Securities of such series and (iii) complies with any additional conditions specified to be applicable with respect to legal defeasance of Debt Securities of such series, then the Company shall be deemed to have paid and discharged the entire indebtedness on all the outstanding Debt Securities of such series, and the obligations of the Company under the applicable Indenture and the Debt Securities of such series to pay the principal of (and premium, if any) and interest on the Debt Securities of such series shall cease, terminate and be completely discharged and the holders thereof shall thereafter be entitled only to payment out of the money or U.S. Government Obligations deposited with the Trustee as aforesaid, unless the Company's obligations are revived and reinstated because the Trustee is unable to apply such trust fund by reason of any legal proceeding, order or judgment. (Sections 503 and 504; Sections 403 and
404)

     Form, Exchange, Registration and Transfer. Debt Securities are issuable in definitive form as Registered Debt Securities, as Bearer Debt Securities or both. Unless otherwise indicated in an applicable Prospectus Supplement, Bearer Debt Securities will have interest coupons attached. Debt Securities are also issuable in temporary or permanent global form. (Section 301)

     Registered Debt Securities of any series will be exchangeable for other Registered Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. In addition, with respect to any series of Bearer Debt Securities, at the option of the holder, subject to the terms of the applicable Indenture, Bearer Debt Securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of such series will be exchangeable into Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Bearer Debt Securities surrendered in exchange for Registered Debt Securities between a Regular Record Date or a Special Record Date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest accrued as of such date will not be payable in respect of the Registered Debt Security issued in exchange for such Bearer Debt Security, but will be payable only to the holder of such coupon when due in accordance with the terms of the applicable Indenture. (Section 305)

     In connection with its sale during the restricted period (as defined below), no Bearer Debt Security (including a Debt Security in permanent global form that is either a Bearer Debt Security or exchangeable for Bearer Debt Securities) shall be mailed or otherwise delivered to any location in the United States (as defined under "-- Limitations on Issuance of Bearer Debt Securities"), and a Bearer Debt Security may
be delivered outside the United States in definitive form in connection with the original issuance only if prior to delivery the Person entitled to receive such Bearer Debt Security furnishes written certification, in the form required by the applicable Indenture, to the effect that such Bearer Debt Security is owned by: (a) a Person (purchasing for its own account) who is not a United States Person (as defined under "-- Limitations on Issuance of Bearer Debt Securities"); (b) a United States Person who (i) is a foreign branch of a United States financial institution purchasing for its own account or for resale or
(ii) acquired such Bearer Debt Security through the foreign branch of a United States financial institution and who for purposes of the certification holds such Bearer Debt Security through such financial institution on the date of certification and, in either case, such United States financial institution certifies to the Company or the distributor selling the Bearer Debt Security within a reasonable time stating that it agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder; or (c) a United States or foreign financial institution for purposes of resale within the "restricted period" as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7). A financial institution described in clause (c) of the preceding sentence (whether or not also described in clauses (a) and (b)) must certify that it has not acquired the Bearer Debt Security for the purpose of resale, directly or indirectly, to a United States Person or to a person within the United States or its possessions. In the case of a Bearer Debt Security in permanent global form, such certification must be given in connection with notation of a beneficial owner's interest therein in connection with the original issuance of such Debt Security or upon exchange of a portion of a temporary global Security. (Section 303) See "-- Limitations on Issuance of Bearer Debt Securities."

     Debt Securities may be presented for exchange as provided above, and Registered Debt Securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Debt Securities and referred to in an applicable Prospectus Supplement, without a service charge and upon payment of any taxes and other governmental charges as described in the applicable Indenture. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the document of title and identity of the Person making the request. The Company has appointed the Trustee as Security Registrar. (Section 305) If a Prospectus Supplement refers to any transfer agents (in addition to the Security Registrar) initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that, if Debt Securities of a series are issuable solely as Registered Debt Securities, the Company will be required to maintain a transfer agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Debt Securities, the Company will be required to maintain (in addition to the Security Registrar) a transfer agent in a Place of Payment located outside the United States for Bearer Debt Securities and Registered Securities of such series. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities. (Section 1102; Section 1002)

     In the event of any redemption in part, the Company shall not be required to (i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days prior to the selection of Debt Securities of that series for redemption and ending on the close of business on, (A) if Debt Securities of the series are issuable only as Registered Debt Securities, the day of mailing of the relevant notice of redemption and, (B) if Debt Securities of the series are issuable as Bearer Debt Securities, the day of the first publication of the relevant notice of redemption, except that, if Securities of the series are also issuable as Registered Debt Securities and there is no publication, the day of mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Registered Debt Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Debt Security being redeemed in part; or
(iii) exchange any Bearer Debt Security called for redemption, except to exchange such Bearer Debt Security for a Registered Debt Security of that series and like tenor that is simultaneously surrendered for redemption. (Section 305)

     Payment and Paying Agents. Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and any premium and interest on Bearer Debt Securities will be payable, subject to any applicable laws and regulations in the designated currency or currency unit, at the offices of such Paying Agents outside the United States as the Company may designate from time to time, at the option of the holder, by check or by transfer to an account maintained by the payee until a bank located outside the United States; provided, however, that the written certification described above under "-- Form, Exchange, Registration and Transfer" has been delivered prior to the first actual payment of interest. (Section 307) Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on Bearer Debt Securities on any Interest Payment Date will be made only against surrender to the Paying Agent of the coupon relating to such Interest Payment Date. (Section 1101;
Section 1001) No payment with respect to any Bearer Debt Security will be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to any account maintained with a bank located in the United States, nor shall any payments be made in respect of Bearer Debt Securities upon presentation to the Company or its designated Paying Agents within the United States. Notwithstanding the foregoing, payments of principal of and any premium and interest on Bearer Debt Securities denominated and payable in U.S. dollars will be made at the office of the Company's Paying Agent in the Borough of Manhattan, The City of New York, if (but only if) payment of the full amount thereof in United States dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1102;
Section 1002)

     Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and any premium and interest on Registered Debt Securities will be made in the designated currency or currency unit at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Registered Debt Securities will be made to the Person in whose name such Registered Debt Security is registered at the close of business on the Regular Record Date for such interest. (Section 307)

     Unless otherwise indicated in an applicable Prospectus Supplement, the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York will be designated as a Paying Agent for the Company for payments with respect to Debt Securities which are issuable solely as Registered Debt Securities, and the Company will maintain a Paying Agent outside the United States for payments with respect to Debt Securities (subject to limitations described above in the case of Bearer Debt Securities) which are issuable solely as Bearer Debt Securities, or as both Registered Debt Securities and Bearer Debt Securities. Any Paying Agents outside the United States and any other Paying Agents in the United States initially designated by the Company for the Debt Securities will be named in an applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that, if Debt Securities of a series are issuable solely as Registered Debt Securities, the Company will be required to maintain a Paying Agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Debt Securities, the Company will be required to maintain (i) a Paying Agent in the Borough of Manhattan, The City of New York for principal payments with respect to any Registered Debt Securities of the series (and for payments with respect to Bearer Debt Securities of the series in the circumstances described above, but not otherwise), and (ii) a Paying Agent in a Place of Payment located outside the United States where securities of such series and any coupons appertaining thereto may be presented and surrendered for payment; provided that if the Debt Securities of such series are listed on any stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent in a city located outside the United States, as may be required, for the Debt Securities of such series. (Section 1102; Section 1002)

     All moneys paid by the Company to a Paying Agent for the payment of principal of and any premium or interest on any Debt Security which remain unclaimed at the end of three years after such principal, premium or interest shall have become due and payable will (subject to applicable escheat laws) be repaid to the Company, and the holder of such Debt Security or any coupon will thereafter look only to the Company for payment thereof. (Section 1103; Section
1003)

     Temporary Global Securities. If so specified in an applicable Prospectus Supplement, all or any portion of the Debt Securities of a series which are issuable as Bearer Debt Securities will initially be represented by one or more temporary global Debt Securities, without interest coupons, to be deposited with a common depositary in London for the Euroclear System ("Euroclear") and CEDEL S.A ("CEDEL") for credit to the designated accounts. On and after the date determined as provided in any such temporary global Debt Security and described in an applicable Prospectus Supplement, each such temporary global Debt Security will be exchangeable for definitive Bearer Debt Securities, definitive Registered Debt Securities or all or a portion of a permanent global security, or any combination thereof, as specified in an applicable Prospectus Supplement, but, unless otherwise specified in an applicable Prospectus Supplement only upon written certification in the form and to the effect described under "-- Form, Exchange, Registration and Transfer." No Bearer Debt Security delivered in exchange for a portion of a temporary global Debt Security will be mailed or otherwise delivered to any location in the United States in connection with such exchange. (Section 304)

     Unless otherwise specified in an applicable Prospectus Supplement, interest in respect of any portion of a temporary global Debt Security payable in respect of an Interest Payment Date occurring prior to the issuance of definitive Debt Securities or a permanent global Debt Security will be paid to each of Euroclear and CEDEL with respect to the portion of the temporary global Debt Security held for its account. Each of Euroclear and CEDEL will undertake in such circumstances to credit such interest received by it in respect of a temporary global Debt Security to the respective accounts for which it holds such temporary global Debt Security only upon receipt in each case of written certification in the form and to the effect described above under "-- Form, Exchange, Registration and Transfer" as of the relevant Interest Payment Date regarding the portion of such temporary global Debt Security on which interest is to be so credited. (Section 304)

     Permanent Global Securities. If any Debt Securities of a series are issuable in permanent global form, the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such permanent global Debt Securities may exchange such interest for Debt Securities of such series and of like tenor and principal amount in any authorized form and denomination. No Bearer Debt Security delivered in exchange for a portion of a permanent global Debt Security shall be mailed or otherwise delivered to any location in the United States in connection with such exchange. (Section 305) A Person having a beneficial interest in a permanent global Debt Security will, except with respect to payment of principal of and any premium and interest on such permanent global Debt Security, be treated as a holder of such principal amount of Outstanding Debt Securities represented by such permanent global Debt Security as shall be specified in a written statement of the holder of such permanent global Debt Security or, in the case of a permanent global Debt Security in bearer form, of the operator of Euroclear or CEDEL which is provided to the Trustee by such Person. Principal of and any premium and interest on a permanent global Debt Security will be payable in the manner described in the applicable Prospectus Supplement. (Section 203)

     Book-Entry Debt Securities. The Debt Securities of a series may be issued in whole or in part, in the form of one or more global Debt Securities that would be deposited with a depositary or a nominee identified in the applicable Prospectus Supplement. The specific terms of any depositary arrangement with respect to any portion of a series of Debt Securities and the rights of, and limitations on, owners of beneficial interests in any such global Debt Security representing all or a portion of a series of Debt Securities will be described in the applicable Prospectus Supplement. (Section 204)

     Limitations on Issuance of Bearer Debt Securities. In compliance with United States federal tax laws and regulations, Bearer Debt Securities (including securities in permanent global form that are either Bearer Debt Securities or exchangeable for Bearer Debt Securities) will not be offered or sold during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)) (generally, the first 40 days after the closing date, and with respect to unsold allotments, until sold) within the United States or to United States Persons (each as defined below) other than to an office located outside the United States of a United States financial institution (as defined in Section 1.165-12(c)(1)(v) of the United States Treasury Regulations), purchasing for its own account or for resale or for the account of certain customers, that provides a certificate stating that it agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Code and the United States Treasury Regulations thereunder, or to certain other Persons described in Section 1.163-5(c)(2)(i)(D)(l)(iii)(B) of the United States Treasury Regulations. Moreover, such Bearer Debt Securities will not be delivered in connection with their sale during the restricted period within the United States. Any underwriters, agents and dealers participating in the offering of Bearer Debt Securities must covenant that they will not offer or sell during the restricted period any Bearer Debt Securities within the United States or to United States Persons (other than the persons described above) or deliver in connection with the sale of Bearer Debt Securities during the restricted period any Bearer Debt Securities within the United States and that they have in effect procedures reasonably designed to ensure that their employees and agents who are directly engaged in selling the Bearer Debt Securities are aware of the restrictions described above. No Bearer Debt Security (other than a temporary global Bearer Debt Security) will be delivered in connection with its original issuance nor will interest be paid on any Bearer Debt Security until receipt by the Company of the written certification described above under "-- Form, Exchange, Registration and Transfer." Each Bearer Debt Security, other than a temporary global Bearer Debt Security, will bear a legend to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code."

     As used herein "United States Person" means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States and any estate or trust the income of which is subject to United States federal income taxation regardless of its source, and "United States" means the United States of America (including the states and the District of Columbia) and its possessions.

     Meetings. The Indentures contain provisions for convening meetings of the holders of Debt Securities of a series. A meeting may be called at any time by the Trustee, and also, upon request, by the Company or the holders of at least 25% in principal amount of the Outstanding Debt Securities of such series, in any such case upon notice given as described under "-- Notices" below. Except for any consent that must be given by the holder of each Outstanding Debt Security affected thereby, as described under "-- Modification" above, any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the Outstanding Debt Securities of that series; provided, however, that except for any consent that must be given by the holder of each Outstanding Debt Security affected thereby, as described under "-- Modification" above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority in principal amount of the Outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the Outstanding Debt Securities of that series. Subject to the proviso set forth above, any resolution passed or action taken at any meeting of holders of Debt Securities of any series duly held in accordance with the Indenture will be binding on all holders of Debt Securities of that series and any related coupons. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be Persons holding or representing a majority in principal amount of the Outstanding Debt Securities of a series. (Article Fourteen)

     Notices. Except as otherwise provided in the Indentures, notices to holders of Bearer Debt Securities will be given by publication at least twice in a daily newspaper in The City of New York and in such other city or cities as may be specified in such Debt Securities. Notices to holders of Registered Debt Securities will be given by mail to the addresses of such holders as they appear in the Security Register. (Section 107)

     The Trustee. The Indentures provide that the Trustee shall authenticate and deliver Debt Securities of a particular series in accordance with a Company Order. Each Indenture contains certain limitations on the right of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases and to realize certain property received with respect to any such claims, as security or otherwise. (Section 713; Section 613) The Trustee is one of the lenders under certain of the Company's Credit Facilities. The Trustee is permitted to engage in other transactions, except that, if it acquires any conflicting interest and there is a default under the Debt Securities, it must eliminate such conflict or resign. (Section 708; Section 608)

     Governing Law. The Indentures are, and the Debt Securities will be, governed by and construed in accordance with the laws of the State of New York, but without giving effect to principles of conflicts of law.

PROVISIONS APPLICABLE SOLELY TO SENIOR DEBT SECURITIES

     Senior Debt Securities will be issued under the Senior Indenture and will rank pari passu in right of payment with the Company's obligations under its Credit Facilities, its 8.25% Senior Notes due 1999, 8 3/8% Senior Notes due 2005 and 8 1/2% Senior Notes due 2007 (collectively, the "Senior Notes") and all other unsecured and unsubordinated debt of the Company, and will be senior in right of payment to all existing and future debt of the Company that is, by its terms, expressly subordinated to the Senior Debt Securities. The Senior Debt Securities issued under this Prospectus will not be guaranteed by any subsidiary of the Company and will not rank pari passu with any debt of such subsidiary, but will be senior in right of payment to all existing and future debt of such subsidiary that is, by its terms, expressly subordinated to the Senior Debt Securities.

     Under the terms of the Indenture, if any Subsidiary of the Company guarantees any Funded Indebtedness of the Company at any time in the future, then the Company will cause the Senior Debt Securities to be equally, ratably and unconditionally guaranteed by such Subsidiary (a "Guarantor") as an unsecured obligation (the "Guarantee"). Any Guarantee of a Senior Debt Security by a Guarantor will rank pari passu with (i) the guarantees provided by such Guarantor under any Funded Indebtedness of the Company, including the Senior Notes, and (ii) all existing and future unsecured indebtedness of such Guarantor that is not, by its terms, expressly subordinated in right of payment to such Guarantee.

     Covenant Providing for Limitation on Liens. Nothing in the Senior Indenture or the Senior Debt Securities will in any way restrict or prevent the Company or any Restricted Subsidiary from issuing, assuming, guaranteeing or otherwise incurring any Indebtedness, provided, however, the Senior Indenture will provide that the Company will not, and will not permit any Restricted Subsidiary to, issue, assume or guarantee any Indebtedness for borrowed money secured by any Lien on any property or asset now owned or hereafter acquired by the Company or such Restricted Subsidiary without making effective provision whereby any and all Senior Debt Securities then or thereafter outstanding will be secured by a Lien equally and ratably with any and all other obligations thereby secured for so long as any such obligations shall be so secured.

     Notwithstanding the foregoing, the Company or any Restricted Subsidiary may, without so securing the Senior Debt Securities, issue, assume or guarantee Indebtedness secured by the following Liens:

          (a) Liens existing on the date on which the Senior Debt Securities are originally issued or provided for under the terms of agreements existing on such date;

          (b) Liens on property securing (i) all or any portion of the cost of exploration, drilling or development of such property, (ii) all or any portion of the cost of acquiring, constructing, altering, improving or repairing any property or assets, real or personal, or improvements used or to be used in connection with such property or (iii) Indebtedness incurred by the Company or any Restricted Subsidiary to provide funds for the activities set forth in clauses (i) and (ii) above;

          (c) Liens securing Indebtedness owed by a Restricted Subsidiary to the Company or to any other Restricted Subsidiary;

          (d) Liens on the property of any Person existing at the time such Person becomes a Subsidiary of the Company and not incurred as a result of (or in connection with or in anticipation of) such Person becoming a Subsidiary of the Company, provided that such Liens do not extend to or cover any property or assets of the Company or any of its Subsidiaries other than the property so acquired;

          (e) Liens on any property securing (i) Indebtedness incurred in connection with the construction, installation or financing of pollution control or abatement facilities or other forms of industrial revenue bond financing or (ii) Indebtedness issued or guaranteed by the United States or any State thereof or any department, agency or instrumentality of either;

          (f) any Lien on any asset securing Non-Recourse Indebtedness of the Company or any Restricted Subsidiary or on any asset of Union Texas East Kalimantan Limited securing Joint Venture Indebtedness;

          (g) any Lien extending, renewing or replacing (or successive extensions, renewals or replacements of) any Lien of any type permitted under clauses (a) through (f) above, provided that such Lien extends to or covers only the property that is subject to the Lien being extended, renewed or replaced;

          (h) certain Liens arising in the ordinary course of business of the Company and the Restricted Subsidiaries; or

          (i) Liens (exclusive of any Lien of any type otherwise permitted under clauses (a) through (h) above) securing Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount which, together with the aggregate amount of Attributable Indebtedness deemed to be outstanding in respect of all Sale/Leaseback Transactions entered into pursuant to clause (a) of the covenant described under "Limitation on Sale/Leaseback Transactions" below (exclusive of any such Sale/Leaseback Transactions otherwise permitted under clauses (a) through (h) above), does not at the time such Indebtedness is incurred exceed 10% of the Consolidated Net Worth of the Company (as shown in the most recent audited consolidated balance sheet of the Company and its Subsidiaries).

     The following types of transactions will not be prohibited or otherwise limited by the foregoing covenant: (i) the sale, granting of Liens with respect to, or other transfer of, crude oil, natural gas or other petroleum hydrocarbons in place for a period of time until, or in an amount such that, the transferee will realize therefrom a specified amount (however determined) of money or of such crude oil, natural gas or other petroleum hydrocarbons; (ii) the sale or other transfer of any other interest in property of the character commonly referred to as a production payment, overriding royalty, forward sale or similar interest; and (iii) the granting of Liens required by any contract or statute in order to permit the Company or any Restricted Subsidiary to perform any contract or subcontract made by it with or at the request of the United States or any State thereof or of any foreign government or any department, agency, organization or instrumentality thereof, or to secure partial, progress, advance or other payments to the Company or any Restricted Subsidiary by such governmental unit pursuant to the provisions of any contract or statute. (Section 1107 of the Senior Indenture)

     Covenant Providing for Limitation on Sale/Leaseback Transactions. The Senior Indenture will provide that the Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with any Person (other than the Company or a Restricted Subsidiary) unless:

          (a) the Company or such Restricted Subsidiary would be entitled to incur Indebtedness, in a principal amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction, secured by a Lien on the property subject to such Sale/Leaseback Transaction pursuant to the covenant described under "Limitation on Liens" above without equally and ratably securing the Senior Debt Securities pursuant to such covenant;

          (b) after the date on which the Senior Debt Securities are originally issued and within a period commencing six months prior to the consummation of such Sale/Leaseback Transaction and ending six months after the consummation thereof, the Company or such Restricted Subsidiary shall have expended for property used or to be used in the ordinary course of business of the Company and the Restricted Subsidiaries (including amounts expended for the exploration, drilling or development thereof, and for additions, alterations, repairs and improvements thereto) an amount equal to all or a portion of the net proceeds of such Sale/Leaseback Transaction and the Company shall have elected to designate such amount as a credit against such Sale/Leaseback Transaction (with any such amount not being so designated to be applied as set forth in clause (c) below); or

          (c) the Company, during the 12-month period after the effective date of such Sale/Leaseback Transaction, shall have applied to the voluntary defeasance or retirement of any Pari Passu Indebtedness an amount equal to the greater of the net proceeds of the sale or transfer of the property leased in such Sale/Leaseback Transaction and the fair value, as determined by the Board of Directors of the Company, of such property at the time of entering into such Sale/Leaseback Transaction (in either case adjusted to reflect the remaining term of the lease and any amount expended by the Company as set forth in clause (b) above), less an amount equal to the principal amount of Pari Passu Indebtedness voluntarily defeased or retired by the Company within such 12-month period and not designated as a credit against any other Sale/Leaseback Transaction entered into by the Company or any Restricted Subsidiary during such period. (Section 1106 of the Senior Indenture)

     The term "Attributable Indebtedness," when used with respect to any Sale/Leaseback Transaction, is defined in the Senior Indenture as at the time of determination, the present value (discounted at a rate equivalent to the Company's then current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

     The term "Capitalized Lease Obligation" of any Person is defined in the Senior Indenture as any obligation of such Person to pay rent or other amounts under a lease of property, real or personal, that is required to be capitalized for financial reporting purposes in accordance with generally accepted accounting principles; and the amount of such obligation shall be the capitalized amount thereof determined in accordance with generally accepted accounting principles.

     The term "Consolidated Net Worth" of the Company is defined in the Senior Indenture as the consolidated stockholder's equity of the Company and its Subsidiaries, as determined in accordance with generally accepted accounting principles.

     The term "Funded Indebtedness" is defined in the Senior Indenture as all Indebtedness (including Indebtedness incurred under any revolving credit, letter of credit or working capital facility) that matures by its terms, or that is renewable at the option of any obligor thereon to a date, more than one year after the date on which such Indebtedness is originally incurred.

     The term "Hedging Obligations" of any Person is defined in the Senior Indenture as the obligations of such Person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or future contract or other similar agreement or arrangement relating to interest rates or foreign exchange rates.

     The term "Indebtedness" of any Person at any date is defined in the Senior Indenture as, without duplication, (i) all indebtedness of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), other than standby letters of credit incurred by such Person in the ordinary course of business, (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred in the ordinary course of business, (v) all Capitalized Lease Obligations of such Person, (vi) all Indebtedness of others secured by a lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (vii) all Indebtedness of others guaranteed by such Person to the extent of such guarantee and (viii) all Hedging Obligations of such Person.

     The term "Joint Venture Indebtedness" is defined in the Senior Indenture as obligations secured by a Lien on the interests of the Company or a Restricted Subsidiary, as the case may be, arising under production sharing contracts or related supply contracts, if such Lien covers ratably the interests of Pertamina, the Indonesian national oil company, and all production sharing contractors thereunder.

     The term "Lien" is defined in the Senior Indenture as, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset (including, without limitation, any production payment, advance payment or similar arrangement with respect to minerals in place), whether or not filed, recorded or otherwise perfected under applicable law. For the purposes of this Indenture, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease Obligation (other than any Capitalized Lease Obligation relating to any building, structure, equipment or other property used or to be used in the ordinary course of business of the Company and the Restricted Subsidiaries) or other title retention agreement relating to such asset.

     The term "Non-Recourse Indebtedness" is defined in the Senior Indenture as, at any date, the aggregate amount at such date of Indebtedness of the Company or a Subsidiary in respect of which the recourse of the holder of such Indebtedness, whether direct or indirect and whether contingent or otherwise, is effectively limited to specified assets.

     The term "Pari Passu Indebtedness" is defined in the Senior Indenture as any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall be subordinated in right of payment to the Securities.

     The term "Restricted Subsidiary" is defined in the Senior Indenture as (i) Union Texas East Kalimantan Limited, Union Texas Petroleum Energy Corporation, Union Texas International Corporation, Union Texas Products Corporation and Unistar, Inc., (ii) Union Texas Petroleum Limited so long as it is a Subsidiary of the Company and (iii) any Subsidiary of the Company that is a successor corporation of any Subsidiary of the Company referred to in clauses (i) and
(ii).

     The term "Sale/Leaseback Transaction" is defined in the Senior Indenture as any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary, for a period of more than three years, of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.

PROVISIONS APPLICABLE SOLELY TO SUBORDINATED DEBT SECURITIES

     General. Subordinated Debt Securities will be issued under the Subordinated Indenture and will rank pari passu with certain other subordinated debt of the Company that may be outstanding from time to time and will rank junior to all Senior Indebtedness (including any Senior Debt Securities) of the Company that may be outstanding from time to time.

     Subordination. The payment of the principal of (and premium, if any) and interest on the Subordinated Debt Securities is expressly subordinated, to the extent and in the manner set forth in the Subordinated Indenture, in right of payment to the prior payment in full of all Senior Indebtedness of the Company. (Section 1301 of the Subordinated Indenture)

     In the event of any dissolution or winding up, or total or partial liquidation or reorganization of the Company, whether in bankruptcy, reorganization, insolvency, receivership or similar proceeding, the holders of Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness before the holders of the Subordinated Debt Securities are entitled to receive any payment on account of principal (or premium, if any) or interest on the Subordinated Debt Securities. (Section 1302 of the Subordinated Indenture) By reason of subordination of the Subordinated Debt Securities, in the event of the insolvency of the Company, holders of the Subordinated Debt Securities may recover less, ratably, than holders of Senior Indebtedness.

     Unless otherwise indicated in the applicable Prospectus Supplement, no payment in respect of the Subordinated Debt Securities shall be made if, at the time of such payment, there exists a default in payment of all or any portion of any Senior Indebtedness, and such default shall not have been cured or waived in writing or the benefits of such subordination in the Subordinated Indenture shall not have been waived in writing by or on behalf of the holders of such Senior Indebtedness. In addition, unless otherwise provided in the applicable Prospectus Supplement, during the continuance of any event of default (other than a default referred to in the immediately preceding sentence) with respect to any Senior Indebtedness permitting the holders to accelerate the maturity thereof and upon written notice thereof given to the Trustee, with a copy to the Company (the delivery of which shall not affect the validity of the notice to the Trustee), by any holder of Senior Indebtedness or its representative, then, unless and until such an event of default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Company with respect to the principal of or interest on the Subordinated Debt Securities or to acquire any of the Subordinated Debt Securities or on account of the redemption provisions of the Subordinated Debt Securities. Only one such payment blockage period may be commenced within any consecutive 365-day period with respect to the Subordinated Debt Securities. No event of default which existed or was continuing on the date of the commencement of any 180-day payment blockage period with respect to the Senior Indebtedness initiating such payment blockage period shall be, or be made, the basis for the commencement of a second payment blockage period by a holder or representative of such Senior Indebtedness, whether or not within a period of 365 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (and, in the case of any such waiver, no payment shall be made by the Company to the holders of Senior Indebtedness in connection with such waiver other than amounts due pursuant to the terms of the Senior Indebtedness as in effect at the time of such default). (Section 1302 of the Subordinated Indenture)

     The term "Indebtedness", as applied to any Person, is defined in the Subordinated Indenture as all indebtedness, whether or not represented by bonds, debentures, notes or other securities, created or assumed by such Person for the repayment of money borrowed, and obligations, computed in accordance with generally accepted accounting principles, as lessee under leases that should be, in accordance with generally accepted accounting principles, recorded as capital leases. All Indebtedness of others guaranteed as to payment of principal by such Person or in effect guaranteed by such Person through a contingent agreement to purchase such Indebtedness shall for all purposes hereof be deemed to be Indebtedness of such Person.

     The term "Senior Indebtedness" is defined in the Subordinated Indenture as Indebtedness, either outstanding as of the date of the Subordinated Indenture or issued subsequent to the date of the Subordinated Indenture, unless such Indebtedness is either subordinated by its terms in right of payment to any other Indebtedness of the Company or pari passu with subordinated Indebtedness of any series, provided that the term "Senior Indebtedness" shall not include
(i) Indebtedness of the Company to any Subsidiary for money borrowed or advanced from such Subsidiary or (ii) amounts owed (except to banks and other financial institutions) for goods, materials or services purchased in the ordinary course of business.

     If Subordinated Debt Securities are issued under the Subordinated Indenture, the aggregate principal amount of Senior Indebtedness outstanding as of a recent date will be set forth in the applicable Prospectus Supplement. The Subordinated Indenture does not restrict the amount of Senior Indebtedness that the Company may incur.

                              PLAN OF DISTRIBUTION

     The Company may sell the Debt Securities in and/or outside the United
States: (i) through underwriters, (ii) through dealers acting as principal or as agent, (iii) directly to a limited number of purchasers or to a single purchaser; or (iv) through agents. The applicable Prospectus Supplement with respect to the Offered Debt Securities will set forth the terms of the offering of the Offered Debt Securities, including the name or names of any underwriters, dealers or agents, the purchase price of the Offered Debt Securities and the proceeds to the Company from such sale, any delayed delivery arrangements, any discounts or commissions and other items constituting compensation allowed or paid to any underwriters, dealers or agents, any aggregate initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Any aggregate initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If underwriters are used in the sale, the Offered Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Offered Debt Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of Offered Debt Securities will be named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of the underwriters to purchase the Offered Debt Securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all the Offered Debt Securities if any are purchased.

     If dealers are utilized in the sale of Offered Debt Securities in respect of which this Prospectus is delivered, the Company will sell such Offered Securities to the dealers acting as principals or agents. The dealers may then resell such Offered Debt Securities to the public at varying prices to be determined by such dealers at the time of resale. The terms of the transaction will be set forth in the Prospectus Supplement relating thereto to the extent required by the Securities Act.

     The Debt Securities may be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of the Offered Securities in respect to which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement relating thereto to the extent required by the Securities Act. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment.

     The Debt Securities may be sold directly by the Company to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales, including the terms of any bidding or auction process, will be described in the Prospectus Supplement relating thereto.

     If so indicated in the applicable Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase Offered Debt Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the applicable Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

     Agents, dealers and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for the Company in the ordinary course of business or otherwise.

     The Debt Securities may or may not be listed on a national securities exchange. No assurances can be given that there will be an active trading market for any of the Debt Securities.

                                 LEGAL MATTERS

     The validity of the Debt Securities is being passed upon for the Company by Andrews & Kurth L.L.P., Houston, Texas, and for the underwriters, dealers or other agents by Simpson Thacher & Bartlett (a partnership which includes professional corporations), New York, New York.

                                    EXPERTS

     The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Union Texas Petroleum Holdings, Inc. for the year ended December 31, 1994, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The audited historical summary of the Company's interest in the oil and gas revenues and direct operating expenses of the property acquired from Oryx U.K. Energy Company incorporated in this Prospectus by reference to the Company's Amendment No. 1 to Current Report on Form 8-K/A filed October 2, 1995, has been so incorporated in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of said firm as experts in auditing and accounting.

     With respect to the unaudited consolidated financial information of Union Texas Petroleum Holdings, Inc. for the three, six and nine-month periods ended March 31, 1995 and 1994, June 30, 1995 and 1994 and September 30, 1995 and 1994,
respectively, incorporated by reference in this Prospectus, Price Waterhouse LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated April 20, 1995, July 25, 1995 and October 24, 1995, incorporated by reference herein, state that they did not audit and they do not express an opinion on that unaudited consolidated financial information. Price Waterhouse LLP has not carried out any significant or additional audit tests beyond those which would have been necessary if their reports had not been included. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Price Waterhouse LLP is not subject to the liability provisions of section 11 of the Securities Act of 1933 for their reports on the unaudited consolidated financial information because those reports are not a "report" or a "part" of the registration statement prepared or certified by Price Waterhouse LLP within the meaning of sections 7 and 11 of the Act.

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY AGENT. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH STATE. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                             ---------------------

             TABLE OF CONTENTS
           PROSPECTUS SUPPLEMENT

                                        PAGE
                                        ----
Important Currency Exchange
  Information.........................   S-2
Description of Medium-Term Notes,
  Series A............................   S-2
Certain Investment Considerations.....  S-21
Special Provisions and Risks Relating
  to Foreign Currency Notes...........  S-21
Certain United States Federal Income
  Tax Considerations..................  S-23
Plan of Distribution..................  S-32
Validity of Notes.....................  S-33

               PROSPECTUS

Available Information.................     2
Incorporation of Certain Documents by
  Reference...........................     2
The Company...........................     3
Use of Proceeds.......................     3
Ratio of Earnings to Fixed Charges....     3
Description of the Debt Securities....     4
Plan of Distribution..................    18
Legal Matters.........................    19
Experts...............................    19

U.S.$100,000,000

UNION TEXAS
PETROLEUM
HOLDINGS, INC.

MEDIUM-TERM NOTES,
SERIES A

DUE NINE MONTHS OR MORE
FROM DATE OF ISSUE


SALOMON BROTHERS INC

BA SECURITIES, INC.

NATIONSBANC CAPITAL
    MARKETS, INC.

UBS SECURITIES INC.

PROSPECTUS SUPPLEMENT

DATED             , 1995

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     An itemized statement of the estimated amount of all expenses in connection with the distribution of the securities registered hereby, all of which will be paid by the Company, is as follows:

        Registration fee.................................................   $  34,483
        Blue Sky fees and expenses.......................................      15,000
        Printing and engraving expenses..................................      70,000
        Legal fees and expenses..........................................      75,000
        Accounting fees and expenses.....................................      50,000
        Rating agencies' fees and expenses...............................      82,500
        Trustee's and registrar's fees...................................      20,000
        Miscellaneous fees and expenses..................................       3,017
                                                                            ---------
                  Total..................................................   $ 350,000
                                                                            =========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law ("DGCL"), inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. The Company maintains policies insuring its and its subsidiaries officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

     Article VI of the Bylaws of the Company provides for indemnification of the directors and officers of the Company to the full extent permitted by law, as now in effect or later amended. In addition, the Bylaws provide for indemnification against expenses incurred by a director or officer to be paid by the Company at reasonable intervals in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the Company. The Bylaws further provide for a contractual cause of action on the part of directors and officers of the Company for indemnification claims that have not been paid by the Company.

     The Company also has provided liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Company.

     Article VII of the Company's Restated Certificate of Incorporation, as amended, limits under certain circumstances the liability of the Company's directors for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director (i) for a breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to the declaration of dividends and purchase or redemption of shares in violation of the DGCL) or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 16. EXHIBITS

        *1.1          --  Form of Selling Agency Agreement.

         4.1          --  Indenture dated as of March 15, 1995, among the Company, certain subsidiaries named therein and The First National Bank of Chicago, as trustee, with respect to Senior Debt Securities (Filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended
                          March 31, 1995 (Commission File No. 1-9019) and incorporated herein by reference).

        *4.2          --  Form of Indenture between the Company and The First National Bank of
                          Chicago, as trustee, with respect to Subordinated Debt Securities.

        *4.3          --  Form of Senior Note.

        *4.4          --  Form of Fixed-Rate Medium-Term Note.

        *4.5          --  Form of Floating-Rate Medium-Term Note.

        *5.1          --  Opinion of legal counsel regarding legality of securities being registered.

       *12.1          --  Computation of Ratio of Earnings to Fixed Charges.

       *15.1          --  Independent Accountants' Awareness Letter.

       *23.1          --  Consent of Price Waterhouse LLP.

       *23.2          --  Consent of Coopers & Lybrand L.L.P.

        23.3          --  Consent of legal counsel (included in Exhibit 5.1).

        24.1          --  Power of Attorney (included in Part II of the registration statement).

       *25.1          --  Statement of Eligibility of Trustee on Form T-1 for Debt Securities.

---------------

* Filed herewith.

ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that:

          (1) For purpose of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF HOUSTON, STATE OF TEXAS, ON NOVEMBER 7, 1995.

                                   UNION TEXAS PETROLEUM HOLDINGS, INC.

                                   By:       /s/  LARRY D. KALMBACH
                                       ----------------------------------------
                                                  Larry D. Kalmbach
                                          Vice President and Chief Financial
                                                      Officer

                               POWER OF ATTORNEY

     We the undersigned, directors and officers of Union Texas Petroleum Holdings, Inc. (the "Company"), do hereby severally constitute and appoint A. Clark Johnson, Newton W. Wilson, II, Larry D. Kalmbach and Donald M. McMullan and each or any of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys and agents, and each or any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                  SIGNATURE                                TITLE                     DATE
---------------------------------------------   ----------------------------   -----------------
            /s/  A. CLARK JOHNSON               Chairman of the Board and       November 7, 1995
---------------------------------------------   Chief Executive Officer
                (A. Clark Johnson)              (Principal Executive
                                                Officer)

           /s/  LARRY D. KALMBACH               Vice President and Chief        November 7, 1995
---------------------------------------------   Financial Officer (Principal
               (Larry D. Kalmbach)              Financial Officer)

           /s/  DONALD M. MCMULLAN              Vice President and              November 7, 1995
---------------------------------------------   Controller (Principal
               (Donald M. McMullan)             Accounting Officer)

              /s/  GLENN A. COX                 Director                        November 7, 1995
---------------------------------------------
                  (Glenn A. Cox)

              /s/  SAUL A. FOX                  Director                        November 7, 1995
---------------------------------------------
                  (Saul A. Fox)

           /s/  EDWARD A. GILHULY               Director                        November 7, 1995
---------------------------------------------
               (Edward A. Gilhuly)

                  SIGNATURE                                TITLE                     DATE
---------------------------------------------   ----------------------------   -----------------
          /s/  JAMES H. GREENE, JR.             Director                        November 7, 1995
---------------------------------------------
              (James H. Greene, Jr.)

             /s/ HENRY R. KRAVIS                Director                        November 7, 1995
---------------------------------------------
                (Henry R. Kravis)

          /s/  MICHAEL W. MICHELSON             Director                        November 7, 1995
---------------------------------------------
              (Michael W. Michelson)

           /s/  STANLEY P. PORTER               Director                        November 7, 1995
---------------------------------------------
               (Stanley P. Porter)

           /s/  GEORGE R. ROBERTS               Director                        November 7, 1995
---------------------------------------------
               (George R. Roberts)

            /s/  RICHARD R. SHINN               Director                        November 7, 1995
---------------------------------------------
                (Richard R. Shinn)

             /s/  SELLERS STOUGH                Director                        November 7, 1995
---------------------------------------------
                 (Sellers Stough)

                               INDEX TO EXHIBITS

        *1.1          --  Form of Selling Agency Agreement.

         4.1          --  Indenture dated as of March 15, 1995, among the Company, certain subsidiaries named therein and The First National Bank of Chicago, as trustee, with respect to Senior Debt Securities (Filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended
                          March 31, 1995 (Commission File No. 1-9019) and incorporated herein by reference).

        *4.2          --  Form of Indenture between the Company and The First National Bank of
                          Chicago, as trustee, with respect to Subordinated Debt Securities.

        *4.3          --  Form of Senior Note.

        *4.4          --  Form of Fixed-Rate Medium-Term Note.

        *4.5          --  Form of Floating-Rate Medium-Term Note.

        *5.1          --  Opinion of legal counsel regarding legality of securities being registered.

       *12.1          --  Computation of Ratio of Earnings to Fixed Charges.

       *15.1          --  Independent Accountants' Awareness Letter.

       *23.1          --  Consent of Price Waterhouse LLP.

       *23.2          --  Consent of Coopers & Lybrand L.L.P.

        23.3          --  Consent of legal counsel (included in Exhibit 5.1).

        24.1          --  Power of Attorney (included in Part II of the registration statement).

       *25.1          --  Statement of Eligibility of Trustee on Form T-1 for Debt Securities.

---------------

* Filed herewith.